UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
GUIDEWIRE SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GUIDEWIRE SOFTWARE, INC. 970 Park Pl, Suite 200, San Mateo, California 94403

Notice of Annual Meeting
of Stockholders
To Our Stockholders:
You are cordially invited to attend the 2024 annual meeting of stockholders of Guidewire Software, Inc. (the “Company”) to be held on Tuesday, December 17, 2024, at 1:30 p.m. Pacific Time. The 2024 annual meeting of stockholders will be held via live audio webcast at www.virtualshareholdermeeting.com/GWRE2024.
We are holding the annual meeting for the following purposes:
1.To elect eight directors to serve for one-year terms expiring at the 2025 annual meeting of stockholders;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025;
3.To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
4.To approve the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan; and
5.To transact such other business as may properly come before the annual meeting or at any and all adjournments, continuations or postponements thereof.
If you owned our common stock at the close of business on October 21, 2024, you may attend and vote at the annual meeting.
On or about November 1, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2024 Annual Report on Form 10-K.
Our Proxy Statement and 2024 Annual Report on Form 10-K can also be accessed directly at www.proxyvote.com using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Thank you for your ongoing support of Guidewire.
Sincerely,
MIKE ROSENBAUM
Chief Executive Officer
San Mateo, California
November 1, 2024

Tuesday, December 17, 2024

1:30 P.M. Pacific Time

Online only via live audio webcast

Your vote is important.
Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote your shares over the Internet or, if you receive printed proxy materials, you may vote by a toll free telephone number, over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction card in the envelope provided. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voting instruction card.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

Ways to Vote
Voting is important. Please find here the many different ways you can submit your vote.
By Telephone and Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 16, 2024 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 16, 2024, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting by using the 16-digit control number, which is on the proxy card.

By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholder
meeting.com/GWRE2024.
Beneficial owners may also vote by Internet during the annual meeting at www.virtualshareholdermeeting.
com/GWRE2024.
Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com. Stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote.

By Written Proxy: Stockholders of record can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares.

Voting Recommendations
The following table sets forth the recommendations of our board of directors (“Board”) in respect of each of the proposals to be presented to our stockholders at the annual meeting, as well as the applicable voting requirement for each of such proposals:

Proposal		Board Recommendation		Page Reference

1	Election of directors	FOR	Majority of the votes cast	Page 9
2	Ratification of appointment of independent registered public accounting firm	FOR	Majority of the shares represented	Page 16
3	Non-binding advisory vote to approve the compensation of the Company's named executive officers	FOR	Majority of the shares represented	Page 19
4	Approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan	FOR	Majority of the shares represented	Page 20

Guidewire Software, Inc.	1	2024 Proxy Statement

Table of Contents	Proxy Summary
Our Board of Directors

				Committees
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk	Business Opportunities

Michael C. Keller Chairman	64	2019
Mike Rosenbaum Chief Executive Officer	53	2019
Mark V. Anquillare(2)	58	2024
David S. Bauer	64	2022
Margaret Dillon	65	2019
Paul Lavin	62	2014
Catherine P. Lego	68	2019
Rajani Ramanathan	57	2021
Marcus S. Ryu(3)(4) Co-Founder and Former Chairman	51	2001

Chairperson	Member
(1)The information in this table is as of October 21, 2024.
(2)Effective September 23, 2024, the Board appointed Mark V. Anquillare as a director. Mr. Anquillare’s initial term will run through our 2024 annual meeting of stockholders, subject to his being re-elected at the meeting.
(3)On June 11, 2024, Mr. Ryu, a current director, notified us that he would not stand for re-election to our Board upon the completion of his current term, which expires at our 2024 annual meeting of stockholders. Mr. Ryu reconsidered this decision in August 2024 and expressed his willingness to continue his Board service. The Board declined.
(4)Our Board determined at a meeting held on March 14, 2024 that Mr. Ryu is an independent director of the Company, as he has not served as an executive officer of the Company since 2019.

Guidewire Software, Inc.	2	2024 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
Proxy Statement for the
2024 Annual Meeting of Stockholders
General Information
Our Board is soliciting proxies for our 2024 annual meeting of stockholders to be held on Tuesday, December 17, 2024 at 1:30 p.m. Pacific Time via audio webcast at: www.virtualshareholdermeeting.com/GWRE2024.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2024 annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 (the “2024 Annual Report”), which includes our audited consolidated financial statements, is first being mailed on or about November 1, 2024, to stockholders entitled to vote at the annual meeting. We have also made these materials available on our website at www.guidewire.com under “About/Investor Relations” on or about November 1, 2024.
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2024 annual meeting of stockholders. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” the “Company,” “us,” and “our” refer to Guidewire Software, Inc.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Questions and Answers About the Annual Meeting,
the Proxy Materials, and Voting Your Shares
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
We have elected to furnish our proxy materials, including our proxy statement for the 2024 annual meeting of stockholders and our 2024 Annual Report, primarily via the Internet. The Notice of Internet Availability of Proxy Materials is being provided in accordance with Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What items will be voted on at the annual meeting?
There are four items expected to be voted on at the annual meeting:
1.The election of eight directors to serve for one-year terms expiring at the 2025 annual meeting;
2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025;
3.The non-binding, advisory vote to approve the compensation of our named executive officers; and
4.Approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan.

Guidewire Software, Inc.	3	2024 Proxy Statement

Table of Contents	General Information and FAQs
What are our Board's voting recommendations?
Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of KPMG LLP, “FOR” the approval of the compensation of our named executive officers, and “FOR” the approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan.
What is a proxy?
Our Board is soliciting your vote at our 2024 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. You may designate as your proxies Mike Rosenbaum, Jeff Cooper, and Winston King, who have been selected by our Board to serve as proxies for our 2024 annual meeting of stockholders.
Who can vote at the annual meeting?
The record date for our 2024 annual meeting of stockholders is October 21, 2024. The record date was established by our Board. Stockholders of record at the close of business on the record date are entitled to:
•Receive notice of the annual meeting; and
•Vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
On the record date, 83,519,129 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.
What do I need in order to attend the annual meeting online?
We will be hosting our annual meeting via live webcast only. Any stockholder can attend the annual meeting of stockholders live online at www.virtualshareholdermeeting.com/GWRE2024. The webcast will start at 1:30 p.m. Pacific Time on December 17, 2024. Stockholders may vote and ask questions while attending the annual meeting online. In order to be able to attend the annual meeting, you will need the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
Why is this annual meeting being held virtually?
We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GWRE2024.
How can I submit a question at the annual meeting?
If you would like to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/GWRE2024 by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the annual meeting at www.virtualshareholdermeeting.com/GWRE2024 and will remain available for one week after posting.
What if I have technical difficulties or trouble accessing the annual meeting?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/GWRE2024. Technical support will be available starting at 1:00 p.m. Pacific Time, 30 minutes before the meeting start time, on December 17, 2024, and will remain available until the annual meeting has ended.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Guidewire Software, Inc.	4	2024 Proxy Statement

Table of Contents	General Information and FAQs
What is the difference between holding shares as a “stockholder of record” and holding shares as “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank, or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. Instructions on how to participate in the annual meeting of stockholders will be included in the materials you receive from your broker, bank, or nominee and are also posted online at www.proxyvote.com.
What are the different methods that I can use to vote my shares of common stock?
By Internet before the annual meeting: Stockholders of record can vote their shares via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 16, 2024, by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the Notice of Internet Availability of Proxy Materials. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By written proxy, telephone, or Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by marking, signing, and timely returning the enclosed proxy card. Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 16, 2024 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 16, 2024, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares. Beneficial owners may also vote by telephone or the Internet before the annual meeting if their banks, brokers, or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2024. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote. Beneficial owners may not vote their shares at the annual meeting unless they request and obtain a valid proxy from the bank, broker or other nominee that holds their shares.
How many shares must be present to hold the annual meeting?
A majority of our outstanding shares as of the record date must be present at the annual meeting of stockholders in order to hold the annual meeting and conduct business. This is called a quorum.
Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, or broker non-votes, if you:
•Are present and vote by Internet during the annual meeting; or
•Have voted on the Internet before the annual meeting, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
If there are not enough shares present both by Internet and by timely and properly submitted proxies to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

Guidewire Software, Inc.	5	2024 Proxy Statement

Table of Contents	General Information and FAQs
How are abstentions counted?
Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will be treated as represented and entitled to vote and, therefore, will have the same effect on the outcome of a matter being voted on at the annual meeting as a vote “AGAINST,” except in the election of directors, where abstentions will have no effect on the outcome.
What if a stockholder does not provide a proxy, or if a proxy is returned, it does not specify a choice for one or more issues?
Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws, and regulations as follows:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy or attend and vote at the annual meeting, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent registered public accounting firm; (iii) FOR Proposal Three approving, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; and (iv) FOR Proposal Four approving the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, (ii) you do not request, obtain, and return a valid proxy from the organization that holds your shares giving you the right to vote the shares at our annual meeting, or (iii) you do provide a voting instruction card or a valid proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters, but are represented at the annual meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors, Proposal Three: Non-binding, advisory vote on compensation of named executive officers and Proposal Four: Approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.
How do I change or revoke my proxy?
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting by Internet during the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.
What does it mean if I receive more than one proxy card?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.

Guidewire Software, Inc.	6	2024 Proxy Statement

Table of Contents	General Information and FAQs
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One Election of directors	Each director must be elected by a majority of the votes cast; meaning that each director must receive more “FOR” votes (among votes properly cast at the annual meeting or by proxy) than “AGAINST” votes. Abstentions and broker non-votes will not affect the outcome of the vote. If the votes cast for any nominee do not exceed the votes cast against the nominee, our Board will consider whether to accept or reject such director's resignation, which is tendered to our Board pursuant to our amended and restated bylaws and corporate governance guidelines.
Proposal Two Ratification of appointment of independent registered public accounting firm	To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.
Proposal Three Non-binding advisory vote to approve the compensation of the Company's named executive officers	To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.
Proposal Four Approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

How can stockholders submit a proposal for inclusion in our proxy statement for the 2025 annual meeting?
To be included in our proxy statement for the 2025 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices by mail at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than July 4, 2025, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this proxy statement to stockholders in connection with this year's annual meeting.
How can stockholders submit proposals to be raised at the 2025 annual meeting that will not be included in our proxy statement for the 2025 annual meeting?
To be raised at the 2025 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our Board, that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the date of this year's annual meeting. Since our annual meeting is scheduled for December 17, 2024, stockholder proposals must be received by our Secretary by mail at our principal executive offices no earlier than August 19, 2025, and no later than September 18, 2025, in order to be raised at our 2025 annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
What if the date of the 2025 annual meeting changes by more than 30 days from the anniversary of this year's annual meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2025 annual meeting changes by more than 30 days from the anniversary of this year's annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Guidewire Software, Inc.	7	2024 Proxy Statement

Table of Contents	General Information and FAQs
Under our bylaws, if the date of the 2025 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year's annual meeting, stockholder proposals to be brought before the 2025 annual meeting must be received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Does a stockholder proposal require specific information?
With respect to a stockholder's nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the annual meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About/Investor Relations/Corporate Governance.”
What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?
If we receive notice of a matter to come before the 2025 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders' discretionary authority to vote on such matter.
What happens if additional matters are presented at the annual meeting?
Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mike Rosenbaum, Jeff Cooper, and Winston King, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.
Who bears the cost of this solicitation?
We pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
What if only one copy of these proxy materials was delivered to multiple stockholders who share a single address?
In some cases, only one copy of this proxy statement and the accompanying 2024 Annual Report, or Notice of Internet Availability of Proxy Materials, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2024 Annual Report, or Notice of Internet Availability of Proxy Materials, to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and the 2024 Annual Report, or Notice of Internet Availability of Proxy Materials, and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

Guidewire Software, Inc.	8	2024 Proxy Statement

Proposal One

Election of Directors
In voting on the election of our director nominees, stockholders may vote for or against or abstain from voting on each nominee.
Assuming a quorum is present, each director nominee will be elected only if he or she receives a majority of the votes cast for him or her.
Our bylaws provide that the number of directors that shall constitute the whole board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. Following our 2024 annual meeting, our Board will be composed of eight directors.

Our Board recommends a vote "FOR" each of the director nominees.

Recommendation
Based on the recommendation of the nominating and corporate governance committee (the “NCG Committee”), our Board has nominated Michael C. Keller, Mike Rosenbaum, Mark V. Anquillare, David S. Bauer, Margaret Dillon, Paul Lavin, Catherine P. Lego, and Rajani Ramanathan for election, each to serve a one-year term expiring at the 2025 annual meeting, unless such directors resign or their service as directors otherwise ceases in accordance with our amended and restated certificate of incorporation or amended and restated bylaws.

Vote Required for Approval
The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director in an uncontested election, which means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee. If you do not instruct your broker, bank, or other nominee how to vote with respect to this proposal, your broker, bank, or other nominee may not cast votes on your behalf with respect to this proposal. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast for or against a nominee’s election.
Pursuant to our amended and restated bylaws and corporate governance guidelines, each director nominee has tendered an irrevocable resignation to our Board that will be effective upon (i) the failure of such director to receive a majority of votes cast for his or her election and (ii) the Board’s acceptance of such resignation. If such director nominee receives a greater number of votes cast against his or her election than in favor of his or her election, the nominating and corporate governance committee will consider such director’s offer to resign and will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the Board unless directed otherwise through your proxy voting instructions. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

Guidewire Software, Inc.	9	2024 Proxy Statement

Table of Contents	Proposal One
Director Nominees
Our Board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our business, while also representing a diversity of perspectives, contribute to a well-balanced and effective board. The following tables provide information concerning our director nominees as self-reported during our fiscal year 2024.

Average Director Age	Average Director Tenure	Board Diversity in Gender	Board Diversity in Underrepresented Communities(10)

61 years	5 years	38% (three of eight director nominees self-identified as women)	13% (one of eight director nominees self-identified as a member of an underrepresented community)

Board Skill	Michael C. Keller	Mike Rosenbaum	Mark V. Anquillare	David S. Bauer	Margaret Dillon	Paul Lavin	Catherine P. Lego	Rajani Ramanathan

Technical and/or business experience in the software industry(1)	X	X	X	X				X
Insurance industry(2)	X		X		X	X
Investment(3)	X	X	X	X	X	X	X	X
Senior leadership(4)	X	X	X	X	X	X		X
Operating $1+ billion revenue organization(5)		X	X
Public company board experience(6)			X		X		X	X
Cybersecurity and infrastructure(7)	X	X	X	X				X
Governance, risk, and compliance(8)	X	X	X	X	X	X	X	X
Financial(9)		X	X		X	X	X

Years on Board	5	5	0	2	5	11	5	3
Age	64	53	58	64	65	62	68	57
Gender	M	M	M	M	F	M	F	F
Self-identify as member of an underrepresented community(10)	N	N	N	N	N	N	N	Y (Asian)
Veteran/Military Service(11)	N	Y	N	N	N	N	N	N
(1)Technical and/or business expertise in the software industry, particularly with vertical industry providers.
(2)Insight and experience in the P&C Insurance Industry globally.
(3)Experience creating long-term value through investment, acquisitions, and growth strategies.
(4)C-Level operating experience at a global company.
(5)Experience leading growing, multi-product technology organization at scale.
(6)Experience as a director of another public company.
(7)Insight in cybersecurity risk, technology infrastructure, business prioritization, and customer drivers.
(8)Experience in public company corporate governance, privacy, compliance, policy, activism, and creating long-term sustainable value.
(9)Experience in financial strategy, accounting, and reporting.
(10)The term “underrepresented community,” as used herein, means Black, African American, Hispanic, Latinx, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, Two or More Races, or LGBTQIA+.
(11)The term “Veteran/Military Service,” as used herein, means current full-time active duty with the U.S. Armed Forces, or any past service on active duty in the U.S. Armed Forces, Reserves, or National Guard.

Guidewire Software, Inc.	10	2024 Proxy Statement

Table of Contents	Proposal One

Michael C. Keller Age: 64 Director Since: 2019
Michael C. Keller has served on our Board since September 2019 and has been the Chairman of our Board since March 2024. Mr. Keller has served as the chairman of the Guidewire Strategic Advisory Council since April 2019, and as our Lead Customer Advocate since March 2020. Mr. Keller also serves as a director of Encova Mutual Insurance Group since August 2020, and as Strategic Advisor to Earnix, a privately held company providing mission-critical composable and cloud-based intelligent solutions across pricing, rating, underwriting, product personalization and telematics, since January 2023. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, a mutual insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (Formerly Bank One), a commercial banking and financial services company. Mr. Keller holds the CERT Certificate in Cybersecurity Oversight by CMU Software Engineering Institute and the National Association of Corporate Directors. Mr. Keller is also Directorship Certified® by the National Association of Corporate Directors. Mr. Keller graduated with a B.S. in Mathematics from the University of Michigan.

Our Board believes that Mr. Keller is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief information officer and chief technology officer of Fortune 500 companies, and his property and casualty insurance industry experience.

Mike Rosenbaum Age: 53 Director Since: 2019
Mike Rosenbaum is our Chief Executive Officer (“CEO”) and has served on our Board since he became our CEO in August 2019. Prior to joining Guidewire, Mr. Rosenbaum was EVP Product at salesforce.com, inc. (“Salesforce”), with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum held several leadership positions and drove many of Salesforce’s product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Our Board believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a leading enterprise software company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce.

Guidewire Software, Inc.	11	2024 Proxy Statement

Table of Contents	Proposal One

Mark V. Anquillare Age: 58 Director Since: 2024
Mark V. Anquillare has served on our Board since September 2024. Mr. Anquillare was President and Chief Operating Officer of Verisk Analytics, Inc.(Nasdaq: VRSK), an insurance industry data analytics and technology provider, through 2023. Prior to that, Mr. Anquillare served as Verisk’s Chief Financial Officer from 2007 to 2016, leading the company through its 2009 initial public offering. Since 2023, Mr. Anquillare has been a member of the board of directors of TruBridge, Inc. (NASDAQ: TBRG), a healthcare solutions company. He currently serves as the chair of its compensation committee and is a member of its audit committee and innovation & technology committee. Mr. Anquillare holds a B.B.A. from the University of Notre Dame and an M.B.A. from Rutgers Business School.

Our Board believes that Mr. Anquillare is qualified to serve as a director based on his extensive and broad background in business management, including his experience in the insurance industry, expertise in data and analytics, and his past service as president, chief operating officer and chief financial officer of Verisk Analytics.

David S. Bauer Age: 64 Director Since: 2022
David S. Bauer has served on our Board since October 2022. Mr. Bauer currently serves as Managing Partner and Co-Founder at Holding Ground Decision Intelligence LLC, which provides strategic technology assessment and diligence services for investment companies, boards, and executives, a position he has held since January 2020. From November 2014 to January 2020, Mr. Bauer served as Managing Partner at Sand Hill East LLP, and provided early-stage companies with go-to-market, product, security, technology, and operations advisory services. He also previously served as Chief Technology Officer at Asurion, and as Chief Information Security Officer at Morgan Stanley and Merrill Lynch. Mr. Bauer holds a B.A. and M.S. in Computer Science from Rutgers University.

Our Board believes that Mr. Bauer is qualified to serve as a director based on his extensive and broad background in business management, including his experience in software development, expertise in information security and information technology leadership, and his past service as chief information security officer at Morgan Stanley and Merrill Lynch.

Guidewire Software, Inc.	12	2024 Proxy Statement

Table of Contents	Proposal One

Margaret Dillon Age: 65 Director Since: 2019
Margaret Dillon has served on our Board since September 2019. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Ms. Dillon also serves on the boards of Hi Marley, a privately held SaaS company providing an intelligent communication platform for the insurance industry since February 2022, and White Mountains Insurance Group, a publicly held diversified insurance and related financial services holding company since May 2021. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.

Our Board believes that Ms. Dillon is qualified to serve as a director based on her extensive and broad background in business management, including her experience as chief financial officer and chief customer officer of a Fortune 500 company, and her property and casualty insurance industry experience.

Paul Lavin Age: 62 Director Since: 2014
Paul Lavin has served on our Board since 2014 and was our Lead Independent Director from 2019 to 2024. Mr. Lavin served as the Executive Director of both American Health Holding, Inc. and First Health Network, which are leading health insurance-related companies and subsidiaries of Aetna, from 2008 and 2017, respectively, until 2024. Prior to joining Aetna, Mr. Lavin was a Managing Director at KPMG Consulting/Bearingpoint, where his focus was on financial services, primarily insurance. Mr. Lavin was formerly a Senior Vice President at Prudential, an executive at Alexander & Alexander, a Principal at Mercer Management Consulting, and an auditor at PricewaterhouseCoopers LLP, where he was a CPA. He holds both a B.S. in Economics and an M.B.A. from the University of Pennsylvania's Wharton School of Business.

Our Board believes that Mr. Lavin is qualified to serve as a director based on his executive leadership roles and broad expertise in the industry, including as a systems integrator in the consulting and insurance industries.

Guidewire Software, Inc.	13	2024 Proxy Statement

Table of Contents	Proposal One

Catherine P. Lego Age: 68 Director Since: 2019
Catherine P. Lego has served on our Board since September 2019. Ms. Lego also serves on the board of directors of Cirrus Logic, Inc., a publicly traded leader in low-power, high-precision mixed-signal processing solutions for mobile and consumer applications, where she is chair of the nominating and corporate governance committee since 2020 and joined its audit committee in July 2023. From 2009 to 2022, Ms. Lego was a member of the board of directors of Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she was, at various times, the chair of the audit committee (2009-2014), a member of the audit committee (2020-2022), the chair of the compensation committee (2015-2020), and a member of its nominating and governance committee (2014-2022). From July 2016 to May 2021, she served on the board of directors of IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she served as the chair of its compensation committee and as a member of its audit committee. From 2013 to 2016, she served on the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2016, except from 2002-2004, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. Ms. Lego also served on the board of directors of Cypress Semiconductor Corporation from 2018 through its merger with Infineon Technologies in April 2020, where she was the chair of the audit committee and a member of the nominating and corporate governance committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner until December 2018. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.

Our Board believes that Ms. Lego is qualified to serve as a director based on her extensive and broad background in finance and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	14	2024 Proxy Statement

Table of Contents	Proposal One

Rajani Ramanathan Age: 57 Director Since: 2021
Rajani Ramanathan has served on our Board since June 2021. Ms. Ramanathan currently serves as an advisor and director to several public and private companies in the AI, VR, Blockchain and connected (IoT) technology space. Since October 2021, she has served on the board of Hayden AI, a privately held company that provides smart city solutions and developed the world’s first autonomous traffic management platform. Since July 2022, Ms. Ramanathan has served on the board of Faro Technologies, a publicly traded company serving 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations and Maintenance) and Public Safety Analytics markets, where she served on its talent development and compensation committee until July 2024 and currently serves on its audit committee and the nominating and governance committee. Since May 2023, she has served on the board of Sportradar, a public company that is leading sports technology at the intersection of sports, media and betting, where she serves on their Audit Committee. Since June 2014, Ms. Ramanathan has served as a member of the board of directors of ESI group, a French publicly traded company providing virtual prototyping software solutions and services. From July 2015 to July 2022, she chaired ESI’s Technology and Marketing Committee and, since September 2022, she has chaired ESI’s Compensation Committee and their Nomination and Governance Committee. From June 2000 to March 2014, Ms. Ramanathan served in a variety of roles at Salesforce, a public cloud software company, and her last position with them was as Chief Operating Officer and Executive Vice President, Technology and Products. Ms. Ramanathan holds a B.A. in Psychology from University of Madras and a postgraduate diploma in Marketing and Sales Management from Rajendra Prasad Institute of Communication and Management.

Our Board believes that Ms. Ramanathan is qualified to serve as a director based on her extensive and broad background in enterprise software operations and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	15	2024 Proxy Statement

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm
Recommendation
On the recommendation of the audit committee of our Board (the “Audit Committee”), our Board has appointed KPMG LLP (“KPMG”), independent public accountants, to audit our financial statements for the fiscal year ending July 31, 2025. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. KPMG has served as our auditor since 2006. Representatives from KPMG will attend the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.
In the vote on the ratification of the selection of KPMG as our independent registered public accounting firm, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.

The Board recommends a vote "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending July 31, 2025.

Vote Required for Approval
Assuming a quorum is present, the selection of KPMG as our independent registered public accounting firm will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the annual meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Auditor Information
The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our fiscal years 2023 and 2024 are as follows:

	Fiscal Year Ended July 31,
Description of Services	2023 ($)	2024 ($)

Audit Fees(1)	2,928,006	2,930,724
Audit-Related Fees(2)	—	137,700
Tax Fees(3)	207,555	256,838
All Other Fees	—	—
Total	3,135,561	3,325,262

(1)Relates to (i) the audit of our annual financial statements and internal controls, (ii) the review of the financial statements included in our quarterly reports, and (iii) statutory audits required by non-U.S. jurisdictions
(2)Relates to services performed outside of the scope of the engagement letter related to financial and tax due diligence assistance services
(3)Relates primarily to research and development credit studies and international tax compliance and consulting services

Guidewire Software, Inc.	16	2024 Proxy Statement

Table of Contents	Proposal Two
The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.
In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the Audit Committee considers whether the non-audit services will or may potentially impact our independent registered public accounting firm’s independence. During fiscal years 2023 and 2024, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules, and regulations.

Guidewire Software, Inc.	17	2024 Proxy Statement

Audit Committee Report
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board in connection with the Company's initial public offering, which provides that its functions include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by the Company's independent registered public accounting firm; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles (“GAAP”). The Audit Committee held eight meetings during fiscal year 2024.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and an independent audit of the Company's internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee's responsibility is to monitor and oversee this process.
Review of Audited Financial Statements for Fiscal Year Ended July 31, 2024
The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended July 31, 2024 with management. The Audit Committee discussed with KPMG the matters required to be discussed under the PCAOB standards.
The Audit Committee received the written disclosures and the letter from KPMG required by PCAOB Standards regarding KPMG's communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the Audit Committee has discussed with KPMG its independence from the Company and its management.
The Company's management has established and the Audit Committee has reviewed and approved procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company's employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
Based on the Audit Committee’s review and discussions with management and KPMG, the Audit Committee recommended to our Board that the Company's audited consolidated financial statements be included in the 2024 Annual Report for filing with the SEC.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”
THE AUDIT COMMITTEE
Catherine P. Lego (Chair)
Margaret Dillon
Paul Lavin

Guidewire Software, Inc.	18	2024 Proxy Statement

Proposal Three

Advisory Vote on Compensation of Named Executive Officers
Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding, advisory stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended July 31, 2024.
The compensation committee of the Board (the “Compensation Committee”) annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.
The say-on-pay proposal is advisory, and therefore will not have any binding legal effect on the Company, our Board, or the Compensation Committee. However, our Board and the Compensation Committee do value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Board recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in the proxy.

Recommendation
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. The following say-on-pay resolution is submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required for Approval
The advisory approval of our executive compensation requires the approval of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the annual meeting.

Guidewire Software, Inc.	19	2024 Proxy Statement

Table of Contents	Proposal Four

Proposal Four

Approval of the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan
On September 12, 2024, on the recommendation of the Compensation Committee, our Board adopted the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), subject to the approval of the stockholders of the Company. The ESPP is a broad-based plan that provides an opportunity for certain eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of common stock of the Company through voluntary periodic payroll deductions at a discount from the then-current market price. If approved by the Company’s stockholders, a total of 3,000,000 shares will be made available for purchase under the ESPP. A copy of the ESPP is attached as Appendix B to this proxy statement and is incorporated herein by reference.
Our Board believes that the ESPP is an integral part of our compensation program for our eligible employees. The ESPP allows our eligible employees to acquire an ownership interest in the Company and is intended to motivate them to contribute to the growth and profitability of the Company. The ESPP will allow us to provide this important broad-based benefit to our employees.
We are asking you to approve the ESPP to enable the Company to offer a current market-competitive, broad-based stock purchase plan to eligible employees of the Company and its subsidiaries and affiliates on a global basis. If this proposal is approved, the ESPP will become effective following the approval of our stockholders at the annual meeting. If this proposal is not approved by our stockholders, the ESPP will not become effective and we will not be able to provide eligible employees with an opportunity to purchase our shares of common stock at a discount. We believe our ability to recruit, retain and incentivize top talent may be adversely affected if the proposal is not approved.

The Board recommends a vote “FOR” the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan.

Summary of the ESPP
The following description of certain principal features of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, which is attached hereto as Appendix B.
Administration. The ESPP is to be administered by the Compensation Committee, or, subject to applicable laws, a subcommittee of the Compensation Committee or one or more of the Company’s officers or management team appointed by our Board (the “Administrator”). The Administrator will have the sole discretion to establish the terms and conditions of the ESPP, to interpret the ESPP and to make all decisions related to the operation of the ESPP, each in accordance with the terms of the ESPP, provided that, subject to applicable laws, any authority exercisable by the Administrator may also be exercised by the Board.
Purpose. The purpose of the ESPP is to provide an opportunity for certain eligible employees of the Company and any subsidiary or affiliate designated by the Administrator to purchase shares of common stock of the Company at a discount through payroll deductions or other approved contributions. We believe that the ESPP will be important in helping to attract and retain employees. Purchase rights granted under the ESPP may be granted under one of two components. One component permits the grant of purchase rights that may qualify for specific federal income tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code,” and such component, the “423 Component”). The other component permits the grant of purchase rights that do not qualify for such federal income tax treatment (the “Non-423 Component”).

Guidewire Software, Inc.	20	2024 Proxy Statement

Table of Contents	Proposal Four
Eligibility. Generally, any individual who is treated as an employee in the records of the Company or certain designated subsidiaries and affiliates may participate in the ESPP. Exclusions may apply to employees working 20 hours or less per week, employees working less than five months per year, officers subject to Section 16(a) of the Exchange Act, and others as determined by the Administrator, in a manner consistent with Section 423 of the Code for offerings under the 423 Component. Employees holding or who, following a grant of purchase rights, would hold, stock and/or options to purchase 5% or more of the Company’s voting stock are also ineligible.
As of October 21, 2024, the record date, approximately 3,420 employees were eligible to participate in the ESPP if the subsidiaries or affiliates for whom such employees work were designated by the Administrator as participating subsidiaries or affiliates under the ESPP. We envision that senior executives, including our executive officers, will not be eligible to participate in the ESPP.
Shares Subject to the ESPP. Assuming the ESPP is approved by our stockholders at the annual meeting, there will be 3,000,000 shares of common stock available for issuance under the ESPP. Based on information available to us as of October 21, 2024, the total number of shares available for purchase under the ESPP should provide sufficient shares to meet expected purchases under the ESPP over the next approximately 10 years, depending on the Company’s share price and enrollment in the ESPP.
Offering Periods. An “offering” under the ESPP refers to an offer of purchase rights that may be exercised during an offering period, the duration of which will generally be a six-month period beginning on January 6 or July 6 of each calendar year during which purchase rights are granted to participants, with exercise date occurring on the last trading day of a purchase period. The Administrator has discretion to determine in advance of an offering a different duration and/or timing for an offering period. Notwithstanding the foregoing, in no event may an offering period exceed 27 months. The Administrator may designate separate offerings under the ESPP, the terms of which may differ.
Non-transferability. Contributions credited to a participant’s account and purchase rights may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by a participant.
Purchase of Shares. Generally, to participate in the ESPP, an eligible employee must elect to contribute 1% to 15% of his or her eligible compensation during each offering period. Contributions are credited to the employee’s account and deposited with Company funds unless laws require otherwise. The election remains in effect for successive periods unless changed. No participant is permitted to purchase shares under the ESPP at a rate in excess of $25,000 (based on the fair market value per share of the Company’s common stock at the beginning of an offering period) for each calendar year a purchase right is outstanding. Additionally, a participant may not purchase more than 1,000 shares of common stock on any exercise date.
Purchase Price. Unless otherwise determined by the Administrator, the purchase price per share under the ESPP will be equal to 85% of the lesser of the closing sales price of the stock on the applicable (a) offering date or (b) exercise date, rounded up to the nearest cent, or another price set by the Administrator in advance of an offering. If the relevant date is not a trading day, the price will be based on the last trading day before that date, unless otherwise decided by the Administrator.
As of October 21, 2024, the record date, the closing price of our common stock as reported on the NYSE was $189.04.
Non-US Sub-Plans. The Administrator has the authority to adopt such sub-plans as are necessary or appropriate to permit participation in the ESPP by employees who are non-U.S. nationals or employed outside the United States. Such sub-plans may vary the terms of the ESPP, other than with respect to the number of shares reserved for issuance under the ESPP, to accommodate the requirements of local laws and procedures for non-U.S. jurisdictions.
Withdrawal and Termination of Employment. A participant may withdraw from participation in the ESPP by submitting a notice of withdrawal in the form determined by the Administrator. The notice must be submitted up to ten days prior to the exercise date to take effect for the respective purchase period, or by such date as determined by the Administrator. Upon a participant’s ceasing to be an eligible employee for any reason or, unless otherwise determined by the Administrator, upon the participant’s transfer of employment between ESPP participating companies, the participant will be deemed to have elected to withdraw from the ESPP. Upon a participant’s withdrawal or deemed withdrawal from the ESPP, the participant’s contributions credited but not yet used to purchase shares will be returned to the participant as soon as administratively practicable without interest (unless otherwise required by applicable laws), and the participant’s purchase right will be automatically terminated.

Guidewire Software, Inc.	21	2024 Proxy Statement

Table of Contents	Proposal Four
Changes in Capitalization. In the event of a change to the Company’s capital structure, such as a merger, consolidation, reorganization, reincorporation, stock split, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, reverse stock split, recapitalization, change in corporate structure, or similar change, the Administrator will adjust the number and class of shares reserved under the ESPP, the purchase price per share, and the number and class of shares covered by each outstanding purchase right to prevent any dilution or enlargement of benefits intended under the ESPP.
Change in Control. In the event of a change in control as defined in the ESPP, each outstanding purchase right will be assumed or substituted with an equivalent right by the successor company or its parent or subsidiary. If the successor company refuses to assume or substitute the rights, or is not publicly traded, the offering period will be shortened, with a new exercise date set before the change in control date, ending the offering period.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.
Amendment or Termination of ESPP. The Administrator may amend, suspend, or terminate the ESPP at any time. If terminated, offering periods may end immediately or on the next exercise date, as determined by the Administrator. Contributions not used for purchases will be refunded to participants without interest, except as required by applicable laws.
Summary of U.S. Federal Income Tax Consequences
The following summary briefly describes the general U.S. federal income tax consequences of participation in the ESPP for participants who are tax residents in the United States, current as of October 21, 2024, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors regarding the taxation of purchase rights under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.
423 Component. Rights to purchase shares granted under the 423 Component of the ESPP are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right offering date (i.e., the beginning of the offering period) or within one year from the purchase of shares on the exercise date, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the exercise date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the exercise date.
If the shares purchased under the ESPP are sold (or otherwise disposed of) more than two years after the purchase right offering date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right offering date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.
The Company (or applicable subsidiary or affiliate) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations. In other cases, no deduction is allowed.

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Non-423 Component. If the purchase right is granted under the Non-423 Component of the ESPP, then the amount equal to the difference between the fair market value of the shares on the exercise date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the exercise date.
The Company (or applicable subsidiary or affiliate) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, taxes under the Federal Insurance Contributions Act (FICA) and the Federal Unemployment Tax Act (FUTA) will generally be due in relation to ordinary income earned as a result of participation in an offering under the Non-423 Component of the ESPP.
New Plan Benefits
Benefits to be received under the ESPP are not determinable because they depend on discretionary participant elections whether and to what extent to participate in the ESPP. As of the date of this proxy statement, no officer or employee has been granted any purchase rights under the ESPP.
Recommendation
Our Board has determined that it is in the best interests of the Company and our stockholders to adopt the ESPP. Therefore, our Board has approved the ESPP and recommends that our stockholders vote "FOR" the approval of the ESPP.
Vote Required for Approval
The affirmative vote of a majority of shares represented and entitled to vote at the annual meeting is required for the approval of the ESPP.

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Information About the Board and Corporate Governance
Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the New York Stock Exchange (“NYSE”).
Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of the Board” below), at the direction of our Board, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, nominating and corporate governance, risk, and business opportunities committees;
•Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and
•Have a code of business conduct and ethics that applies to our officers, directors, and employees.
In addition, we have adopted a set of corporate governance guidelines. The Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:
•Director Independence – Independent directors must constitute at least a majority of our Board;
•Monitoring Board Effectiveness – Our Board must conduct an annual self-evaluation of the Board and its committees;
•Chairman of the Board – The roles and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Chairman of the Board” below;
•Executive Sessions of Directors – The Chairman of the Board regularly leads meetings among independent directors without management present;
•Board Access to Independent Advisors – Our Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors, or advisors as each deems necessary or appropriate;
•Board Committees – All members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees are independent in compliance with applicable NYSE criteria; and
•External Programs – We regularly provide our Board with information on director education programs, covering topics including, but not limited to, ethics and privacy. We encourage attendance and cover the costs for directors to attend these external programs.
Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Meetings of the Board
Our Board held 26 meetings in fiscal year 2024. During fiscal year 2024, each director attended at least 75% of all meetings held by the Board and the committees on which he or she served at the time (excluding meetings at which a director recused himself or herself due to a conflict). Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations.

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Listening to Our Stockholders
Our Board welcomes feedback from stockholders on our governance practices and policies, board composition, executive compensation framework, and other matters related to our strategy and performance. During 2024, we continued our ongoing outreach efforts and received valuable feedback from stockholders, as further discussed in the Compensation Discussion and Analysis section provided herein.
Stockholder Communications with the Board
Stockholders and other parties may communicate directly with the Board by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with applicable procedures established by the Audit Committee.
For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, or to our Chairman of the Board, stockholders and other parties interested in communicating directly with such director may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403, Attention: [Name of Individual Director].
Our General Counsel, in consultation with members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the relevant member or members of our Board, or if none is specified, to our Chairman of the Board.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. During fiscal year 2024, no waivers were granted from any provision of the code of business conduct and ethics.
A copy of our code of business conduct and ethics is available on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. We intend to post any amendments to or waivers of our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer, or principal accounting officer) on our website.
Independence of the Board
Consistent with our corporate governance guidelines and NYSE rules, our Board has determined that, as of the date of this proxy statement, eight out of the nine members of our Board are “independent,” the one non-independent member being Mike Rosenbaum, our CEO. Our Board determined at a meeting held on March 14, 2024 that Mr. Ryu is an independent director of the Company, as he has not served as an executive officer of the Company since 2019. In addition, all members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees satisfy such independence criteria.
Structure of the Board
The positions of CEO and Chairman of the Board are separated. Our Board believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Chairman of the Board is Michael C. Keller, who is an independent director. Paul Lavin no longer serves as our Lead Independent Director following the Board’s appointment of Michael C. Keller as Chairman of the Board on March 14, 2024, given Mr. Keller’s independence. This structure optimizes the roles of CEO and Chairman of the Board, and provides us with sound corporate governance in the management of our business.

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Chairman of the Board
The duties of the Chairman of the Board include: (i) collaborating with the CEO on our strategy, product roadmap, management organization, acquisitions, and legal matters, (ii) reviewing meeting agendas of the Board in consultation with the CEO, (iii) presiding over meetings of the Board, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our CEO and our Board, (vi) participating in the Board’s annual evaluation process of the CEO, (vii) chairing executive sessions of independent directors, (viii) having authority to call meetings of the independent directors, and (ix) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.
Lead Customer Advocate
Mr. Keller also serves as our Lead Customer Advocate. Mr. Keller knows the insurance industry well and he interacts with, and acts as an advocate on behalf of, our customers in this role. The duties of the Lead Customer Advocate include (i) serving as a representative and liaison for any requested interactions between our Board and our customers, (ii) overseeing and advising management on the development of customer engagement strategies, (iii) participating as a representative of our Board at certain customer-focused events, including the annual customer conference, and leadership symposiums, and (iv) acting as sponsor for the Guidewire Strategic Advisory Council including planning and attending meetings, assisting with follow up, and maintaining relationships with customer members.
Executive Sessions
The Board regularly holds executive sessions of our independent directors without the presence of executive management. The sessions are scheduled and led by our Chairman of the Board. Any director can request additional executive session(s) be scheduled.
Director Attendance at Annual Stockholder Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. All of the then current directors serving as of the annual meeting of stockholders held on December 19, 2023 attended the meeting.
Board’s Role in Risk Oversight
Our Board has overall responsibility for our risk oversight with a focus on the most significant risks. The Board's risk oversight process builds upon management’s risk assessment and mitigation processes. Our enterprise risk management program is overseen by our Audit Committee, general counsel, chief financial officer, chief information security officer, and vice president of enterprise risk management and internal audit. Individual risks are identified and prioritized based on their overall significance to the organization in the context of likelihood and impact. The most significant risks are then identified to the Board and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the Board and management. The management team communicates regularly with the Board, including the Audit and Risk Committees, regarding management’s ongoing enterprise risk management assessments. Our Board also receives committee reports from each of the standing committees of the Board periodically to assist it in overseeing our enterprise risk management. In addition, the Risk Committee assists our Board in its oversight of key risks, including risks related to operations, business continuity, information security, and data management and privacy. The Risk Committee also assists our Board in oversight of guidelines, policies, and processes for monitoring and mitigating such key risks. The Board also considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the Board or any of its committees.
Compensation Plans Risk Assessment
As part of its oversight function, our Board and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Compensation Committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Whistleblower Procedures
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable

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accounting, internal accounting controls, or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the general counsel and to the chair of the Audit Committee. Individual employees may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system accessible through our dedicated reporting website at https://www.whistleblowerservices.com/gwre. Such complaints received by telephone or via online reporting system are promptly sent to the general counsel and to the chair of the Audit Committee.
Committees of the Board
Our Board uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full Board. Each committee reviews the progress and results of its meetings with the full Board and makes recommendations to our Board as and when appropriate. Our Board presently has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Risk Committee, and a Business Opportunities Committee. Each of the five standing committees of our Board described below operates pursuant to a written committee charter that is available to stockholders on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
A summary of our committee structure and membership information of each of our directors as of the date of this proxy statement is available at page ii above.

Audit Committee
The Audit Committee met eight times in fiscal year 2024. The Board has determined that each of the members of the Audit Committee (1) is “independent” as defined by current NYSE listing standards and (2) meets the independence requirements of Rule 10A of the Exchange Act. Ms. Dillon and Ms. Lego each qualifies as a “financial expert” as defined by SEC rules. Pursuant to its charter, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, and other significant financial matters. In discharging its duties, the Audit Committee:
•Has the sole authority to appoint, compensate, retain, oversee, and terminate the independent registered public accounting firm;
•Reviews and approves the scope of the annual audit;
•Reviews and approves the scope of internal audit activities;
•Reviews and pre-approves the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees;
•Reviews the integrity of our financial reporting process;
•Reviews our financial statements, disclosures and filings with the SEC;
•Reviews and approves an annual report of the Audit Committee for inclusion in this proxy statement;
•Reviews disclosures from our independent registered public accounting firm regarding independence standards;
•Reviews and, if appropriate, approves, related-party transactions;
•Oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters;
•Annually reviews with management the Company’s disclosures regarding key sustainability matters and the adequacy and effectiveness of applicable internal controls related to such disclosures; and
•Annually reviews and assesses its performance and the adequacy of its charter as well as the internal audit charter.

Catherine P. Lego (Chair) Margaret Dillon Paul Lavin

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Compensation Committee
The Compensation Committee met five times in fiscal year 2024. The Board has determined that each of the members of the Compensation Committee is (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (2) “independent” as defined by current NYSE listing standards.
The Compensation Committee's specific responsibilities include the following:
•Overseeing our compensation policies, plans and benefits programs generally;
•Evaluating the performance of our executives;
•Overseeing, evaluating the performance of and setting compensation for our executive officers;
•Reviewing and approving any employment, severance, and change of control agreements with our executive officers, as well as any other compensation arrangements;
•Evaluating and recommending equity grants and compensation for our directors;
•Acting as administrator of our equity and other incentive-based compensation plans;
•Reviewing an annual discussion and analysis on executive compensation for inclusion in our annual report on Form 10-K and in our proxy statement;
•Overseeing all matters relating to stockholder advisory voting on executive compensation for our named executive officers (“say-on-pay”), the frequency of such voting, and stockholder advisory voting regarding change of control or “golden parachute” payments;
•Retaining or obtaining the advice of compensation consultants, legal counsel, and/or other advisers on compensation arrangements;
•Reviewing and approving the peer group of companies used to inform the Company's evaluation of compensation for its CEO, other executive officers, and directors;
•Reviewing any risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on the Company;
•Reviewing and discussing with management the Company’s compensation initiatives, policies, practices, reporting and disclosures with respect to sustainability matters, including those for inclusion in our annual proxy statement and on our website;
•Overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
•Reviewing compliance by the Company’s directors and senior executives, including executive officers, with any applicable stock ownership guidelines established by the Board;
•Overseeing the application of the Company’s policy for recoupment of incentive compensation;
•Evaluating the impact of sustainability matters on executive officer and employee performance and associated compensation arrangements;
•Reviewing and discussing with management the Company’s human capital management activities, including the Company’s disclosure of such activities in its public filings and reports, which activities include, among other things, matters relating to talent management and development, talent acquisition, employee engagement and inclusion; and
•Annually reviewing and evaluating its performance and periodically reviewing the adequacy of its charter.

Paul Lavin (Chair) David S. Bauer Michael C. Keller Rajani Ramanathan

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Nominating and Corporate Governance Committee
The NCG Committee met four times in fiscal year 2024. The Board has determined that each of the members of the NCG Committee is “independent” as defined under current NYSE listing standards. Pursuant to its charter, the NCG Committee is responsible for, among other things:
•Making recommendations to our Board regarding nominees to the Board proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the Board;
•Evaluating and recommending to our Board any revisions to our corporate governance guidelines;
•Establishing criteria for membership on the Board and its committees, including criteria as to director independence;
•Overseeing the process for evaluating the performance of our Board and its committees;
•Evaluating the current composition, organization, and governance of our Board and its committees, determining future requirements and making recommendations to our Board for approval;
•Reviewing conflicts of interest policies;
•Oversight of the Company’s sustainability efforts; and
•Annually reviewing and evaluating its performance, including compliance with its charter.

Margaret Dillon (Chair) Paul Lavin Catherine P. Lego

Risk Committee
The Risk Committee met four times in fiscal year 2024. Pursuant to its charter, the Risk Committee may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing key risk exposures, including risks related to operations, business continuity, information security, and data management and privacy; the steps we have taken to detect, monitor and actively manage such exposures; and our risk assessment and risk management policies relating to such exposures;
•Reviewing and discussing with management the tone and culture within the company regarding such key risks;
•Reviewing management actions on significant compliance matters related to such key risks and our compliance with applicable laws and regulations related to such key risks; and
•Reviewing reports on selected key risk topics as the Risk Committee deems appropriate.

Rajani Ramanathan (Chair) David S. Bauer Michael C. Keller

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Business Opportunities Committee
The Business Opportunities Committee (the “BOC”) did not meet in fiscal year 2024. The Board approved the reconstitution of the BOC in March 2024, effective as of July 1, 2024. Pursuant to its charter, the BOC may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing business opportunity strategies with the Company’s management;
•Reviewing the Company’s venture investment strategies;
•Reviewing the Company’s choice of investment advisors and advisor strategies;
•Recommending applicable binding and nonbinding business opportunity agreements to the Board, as outlined in the BOC’s charter; and
•Periodically reviewing the BOC’s charter and its process, and recommending any proposed changes to the Board.

David S. Bauer (Chair) Michael C. Keller Paul Lavin Catherine P. Lego

Consideration of Director Nominees
Stockholder Nominees. Our amended and restated bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see the section titled “Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares—How can stockholders submit a proposal for inclusion in our proxy statement for the 2025 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG Committee. The NCG Committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG Committee seeks to balance an individual’s knowledge, experience and capabilities and compliance with the membership criteria set forth below under the section titled “Director Qualifications.”
Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG Committee for a position on our Board. These include judgment, diversity, skills, background, and experience in light of our Board’s present composition and the current challenges and needs of our Board and its committees. The NCG Committee also takes into account the independence, financial literacy, and financial expertise standards required under our corporate governance guidelines and committees’ charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background, experience, knowledge, and abilities and are committed to diversity, we do not have a formal policy that requires nominees to meet specific criteria.
Identifying and Evaluating Nominees for Directors. The NCG Committee utilizes a variety of methods to identify and evaluate director nominees. The NCG Committee plans to assess the appropriate size of our Board from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG Committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG Committee through current Board members, professional search firms engaged by the NCG Committee, stockholders, or others. These candidates may be evaluated at meetings of the NCG Committee and may be considered at any point during the year.
Succession Planning
Our CEO works with the NCG Committee and the Board on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our Board believes that the directors and the CEO should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our CEO, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in meetings of the Board and in executive sessions of the Board. In addition, the NCG Committee, on behalf of the Board, annually reviews our leadership pipeline, talent strategies including succession, and plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.

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Sustainability and Inclusion Matters
Our Consideration of Corporate Sustainability
Our Board and executive leadership team (“M-Team”) recognize the importance of solid governance, environmental stewardship, and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and are implementing processes in our operations to manage sustainability matters relevant to our business and the industry that we serve over time.
We are pleased to have issued our third annual Sustainability Report in October 2024 (the “2024 Sustainability Report”). For more information, please visit www.guidewire.com under “About/Corporate Sustainability.”
Sustainability Governance
While our entire Board engages on sustainability matters that impact our business, it has assigned primary responsibility to specific committees of the Board to oversee sustainability risks and strategies in areas such as the environment, data security, human capital management and inclusion, corporate citizenship, and risk management.
•The NCG Committee exercises primary oversight of our sustainability efforts, including monitoring our approach, reviewing our corporate citizenship strategy, sustainability initiatives and targets, and assessing the impact of our operations and business practices. The NCG Committee is responsible for periodically reporting to our Board with regard to our sustainability programs, including potential long- and short-term trends and the impact of sustainability issues on our business.
•The Audit Committee is responsible for reviewing with management at least annually the type and presentation of our key sustainability disclosures. Additionally, the Audit Committee reviews the quality assurance process as well as the adequacy and effectiveness of applicable internal controls related to our Company’s sustainability disclosures.
•The Compensation Committee is tasked with considering our sustainability efforts when evaluating executive compensation, evaluating the impact of sustainability matters on executive officer performance, and reviewing and discussing with management our compensation initiatives, policies and disclosures with respect to sustainability matters as well as reviewing with management our human capital management activities.
•The Risk Committee reviews and assists with oversight of our key risk exposures, including those related to operations, business continuity, information security, cybersecurity, and data management and privacy.
More information on the committees’ charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Our CEO and M-Team are responsible for our overall sustainability strategic performance and appropriate policies and processes to manage sustainability across our business. Our Head of Sustainability is responsible for leading our integrated strategy and engaging with cross-functional teams and business leaders with the goal of appropriate alignment and management of our sustainability initiatives. Additionally, our management-level Sustainability Task Force (“Sustainability Task Force”) is a cross-functional group responsible for our overall sustainability program’s strategic performance including the creation and support of appropriate policies, processes, and activities to manage sustainability matters across the business. Our Sustainability Task Force meets at least half-yearly and advises on sustainability disclosures.
Responsible Business Practices
We believe that governance and responsible business practices strengthen our long-term success through our core value of integrity, contributing to a strong foundation for our sustainability program. We shape this core value into action through our policies and procedures.
Governance, Trust, and Integrity
Our Board oversees the implementation of responsible practices consistent with the evolving governance environment. The NCG Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. We currently are not a politically active organization, and we do not contribute to political campaigns or participate in lobbying efforts. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”

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Information Security and Data Privacy
Our Board maintains oversight of our security program through its Risk Committee, including any associated guidelines, policies, and processes for monitoring and mitigating risks related to information security.
Led by our Chief Information Security Officer, Chief Product Development Officer, and Chief Information Officer, as well as our Product Development, Operations, Privacy, Information Security and Business Technology teams, we are embracing a security- and privacy-first mindset as we continue to grow our teams and invest in the infrastructure, personnel, best practices, and policies required to secure and protect the data entrusted to us.
We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems, information and products. Our cybersecurity risk management program includes a cybersecurity incident response plan. We maintain various internationally recognized security certifications and aim to adopt best practices from industry-leading frameworks and standards for cybersecurity and cloud computing, including, without limitation, ISO 27001, SOC 2, U.S. NIST Cybersecurity Framework (CSF), and the CIS Critical Security Controls. We also commit to transparent privacy principles in our Privacy Policy, including not sharing or selling customer data for marketing, advertising, or other commercial purposes.
We outsource our data center needs to a third-party provider, utilizing cloud-based platforms and leveraging physical and data security infrastructure. The provider is required to comply with our third-party vendor and security protocols, in addition to all applicable data privacy laws.
Business Continuity and Disaster Recovery
The Risk Committee assists our Board in its oversight of specific risks related to our operations and business continuity. For additional information, please see the discussion of our Board’s Role in Risk Oversight within this proxy statement.
Human Capital and Social Impact
Our Board oversees our human capital management through its Compensation Committee’s consideration and discussion with our executives on the evolving landscape of the workforce and its impact on tone and culture within the Company. Additionally, the NCG Committee also reviews with our executives the impacts to our business operations and business practices with respect to leadership succession, growth and development, inclusion, corporate citizenship, and community engagement.
Attracting, Developing, and Retaining Employees
Understanding and anticipating the priorities and needs of our current and future workforce are important to realizing our mission to be the platform insurers trust to engage, innovate, and grow efficiently. Our recruiting, development, and retention objectives focus on attracting skilled and engaged employees who contribute the talent and diverse perspectives critical to our innovative, forward-looking, and inclusive workforce. Our flexible work policies expand our ability to hire and retain talent for certain roles in geographies where we do not have physical offices. Fostering career progression by encouraging regular professional education empowers our employees to pursue their professional goals, which is critical to developing and retaining our employees.
Our current benefit and wellness programs drive engagement that positively impacts our culture, job satisfaction, recruiting, and retention programs. We have increased our commitment to well-being by expanding our physical, mental, and family health programs. We enhanced our support for employee growth through professional development, by launching virtual skill-building workshops, providing a connection point to the community as well as continued growth opportunities for remote roles. We also prioritized personal empowerment, wellness initiatives, safe and flexible workspaces, and comprehensive benefits — ensuring our team stays healthy, supported, and connected.
Inclusion
We strive to create an environment that is inclusive and embraces diversity across our global workforce. Our inclusion program consists of policies and processes that align and drive our inclusion strategy and long-term success and is built upon three key pillars: establishing inclusive practices, building inclusive partnerships, and providing education and resources.

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Table of Contents	Information About the Board and Corporate Governance
Since fiscal year 2021, we have established several initiatives to achieve the goal of building inclusion and belonging into our company culture, where diversity is valued and harnessed so that our employees can contribute their best work. We have broadened the scope of our talent attraction and hiring process to identify a broader cohort of candidates. We have established Employee Resource Groups (“ERGs”), employee-led groups of volunteer individuals with common interests, experiences, backgrounds or demographics such as race/ethnicity, gender, sexual orientation, military status, religion, and abilities, which are open to all employees. As of the end of fiscal year 2024, we had eight ERGs including African Ancestry, Asian and Pacific Islander, Early Career Professionals, LatinX and Hispanic, LGBTQ+ and Allies, Veterans and Allies, Visible or Invisible Disabilities, and Women’s Leadership.
Community Support and Outreach
In fiscal year 2022, we relaunched our Guidewire Gives Back (“GGB”) program focused on investing in local communities where we operate by encouraging employee volunteerism, philanthropy, and social impact investment. The GGB program is centered around global employee engagement and community impact through volunteer hours and financial donations, both of which are geared toward making a measurable difference. The GGB strategy, programs, and collaborative partnerships reflect employees’ passions and embody Guidewire’s corporate mission, as well as our customers’ purposes.
Our GGB program is focused on creating impact-driven programming that is centered on two strategic pillars:
•Education: Supporting education in technology for underserved communities and women.
•Communities in crisis: Supporting those in need due to violence, natural disasters, and lack of daily living resources.
In fiscal year 2024, we matured our GGB program by deepening nonprofit partnerships, increasing employee volunteerism, launching our largest skill-based volunteer project, and strengthening collaborations with customers for community impact.
Environmental Sustainability
Our Board oversees our environmental stewardship through the responsibilities of the NCG Committee, which periodically reviews with our executives the environmental considerations of our business practices, and periodically reports to our Board on long- and short-term environmental trends and their potential business impact.
We continue to identify possible strategies to reduce our global environmental footprint. As a global company with offices around the world, we are working towards reducing waste and energy consumption, measuring and reducing our emissions, and looking towards optimizing the performance of our buildings through incorporating green building standards in office design, construction and operation as part of our overall efforts with respect to corporate sustainability.
In fiscal year 2024, the Science Based Targets initiative (“SBTi”) validated our near-term science-based targets in line with the long-term goal of the Paris Agreement to limit global warming to 1.5 degrees Celsius. These targets include:
•Reducing absolute Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions by 50% by fiscal year 2030 compared to our fiscal year 2020 baseline year;
•Reducing absolute Scope 3 GHG emissions from fuel and energy related activities, business travel, and employee commuting by 42% within the same timeframe; and
•Increasing to 50% by fiscal year 2028 the portion of our suppliers by emissions covering purchased goods and services that have science-based targets.
For more information with respect to these targets validated by SBTi, please visit www.guidewire.com under “About/Corporate Sustainability.”
Regarding the environmental footprint of our hardware infrastructure, we exited our colocated data center in fiscal year 2022 and transitioned to running our operations on a third-party cloud provider, which, according to available public research, has a significantly lower carbon footprint than on-premises data centers.
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on those websites. These website addresses are intended to provide inactive, textual references only. The contents of the 2024 Sustainability Report and other information available on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

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Executive Officers
Our executive officers, and their ages and positions as of October 21, 2024, the record date, are set forth below:

Name	Age	Position(s)

Mike Rosenbaum	53	Chief Executive Officer
John Mullen	51	President
Jeff Cooper	48	Chief Financial Officer
Winston King	53	Chief Administrative Officer, General Counsel, and Secretary
Mike Rosenbaum. See the section titled “Proposal One: Election of Directors” for Mr. Rosenbaum’s biographical information.

John Mullen Age: 51 President
John Mullen has served as our President since February 2022, and served as our Chief Revenue Officer from February 2022 through September 2024. Mr. Mullen leads Guidewire’s Global Sales, Delivery Services, and Customer Success organizations. Prior to joining Guidewire, Mr. Mullen held a variety of leadership positions at Capgemini from 2003 to January 2022 including CEO of the North America, America Business Unit, and Corporate Vice President in the Financial Services Global Practice where he served as the Global Insurance Business Unit Leader. He began his career at Accenture from 1995 to 2003. Mr. Mullen holds a B.A. from the University of Dayton and an M.A. from the University of Tulsa.

Jeff Cooper Age: 48 Chief Financial Officer
Jeff Cooper has served as our Chief Financial Officer (“CFO”) since June 2020. Mr. Cooper had previously served as interim Chief Financial Officer since March 5, 2020 and, prior to that, served as the Company’s Vice President of Finance since 2017. Prior to joining us, Mr. Cooper served as Chief Financial Officer of GoodData, a privately held cloud-based data and analytics platform company, from 2016 to 2017. From 2013 to 2016, Mr. Cooper served as Vice President, Finance for Rally Software, a publicly traded cloud-based application lifecycle management software company. Prior to that, Mr. Cooper was a Vice President focusing on the software industry in the investment banking division of Deutsche Bank Securities. Mr. Cooper holds a B.A. in Political Science from Princeton University and an M.B.A. degree from the London Business School.

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Table of Contents	Executive Officers

Winston King Age: 53 Chief Administrative Officer, General Counsel, and Secretary
Winston King has served as our General Counsel and Secretary since January 2013 and has served as our Chief Administrative Officer since June 2018. Before joining Guidewire, Mr. King worked at Infogroup, Inc., a multinational data, marketing services and research firm, from 2007 to 2012, where he most recently was EVP, General Counsel and Secretary. Prior to that, Mr. King practiced with the WilmerHale law firm in its Washington, D.C. office. Mr. King holds an A.B. in Economics from Duke University and a J.D. from Vanderbilt University School of Law.

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Information Regarding Compensation of Directors and Executive Officers
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.
The Compensation Committee reviews non-employee director compensation annually to determine the appropriate compensation for service on the Board. The Compensation Committee last reviewed non-employee director compensation in December 2023. In doing so, the Compensation Committee reviewed and considered a peer group study prepared by its former, then-retained executive compensation advisor, Aon Human Capital Solutions, a division of Aon plc (“Aon”). The Compensation Committee did not strictly target any specific levels of pay, and instead, used the comparative market data provided by its current executive compensation advisor, Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an important reference point in its decision-making process. Based on its review, for calendar year 2024, the Compensation Committee recommended, and our Board agreed, to not make any changes to our non-employee director cash compensation from calendar year 2023.
Our non-employee directors receive an annual cash retainer for Board service in addition to equity compensation, as set forth in further detail in the table below. Our non-employee directors do not receive fringe or other benefits. Directors who are also one of our employees are not entitled to additional compensation for serving as a director.

Position(1)		Annual Cash Retainer ($)(2)	Equity Compensation ($)(3)

Board Membership		50,000	Initial grant of restricted stock units ("RSUs") with a value of $225,000 (pro-rated) and annual grant of RSUs with a value of $225,000
Position		Additional Annual Cash Retainer ($)	Additional Equity Compensation ($)

Chairman of the Board		50,000	—
Lead Customer Advocate		30,000	—
Audit Committee	Chair	25,000	—
	Non-Chair Member	12,500	—
Compensation Committee	Chair	20,000	—
	Non-Chair Member	10,000	—
Nominating and Corporate Governance Committee	Chair	10,000	—
	Non-Chair Member	5,000	—
Risk Committee	Chair	20,000	—
	Non-Chair Member	10,000	—
Business Opportunities Committee(4)	Chair	5,000	—
	Non-Chair Member	2,500	—
(1)We removed the additional cash retainer for a prior lead independent director, since the Board determined this role was no longer needed following the Board’s appointment of an independent director as Chairman of the Board on March 14, 2024.
(2)The annual cash retainers are payable in calendar quarterly installments and pro-rated based on number of days served in the event of any changes during the quarter.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
(3)The RSU grants vest on the one-year anniversary of the grant date. However, if a non-employee director’s service ends at the next annual meeting of stockholders and such meeting occurs before the one-year anniversary of the grant date, the RSUs granted shall be fully vested on the date of such annual meeting. All RSU grants held by non-employee directors will fully vest upon a sale of the Company.
(4)We included annual cash retainers for the chair and members of a reconstituted BOC, effective as of July 1, 2024.
The table below shows the compensation received or earned by each of our non-employee directors during fiscal year 2024. Of our directors during fiscal year 2024, Mike Rosenbaum was an employee and did not receive any additional compensation for his service as our director during this time. Mr. Rosenbaum was a named executive officer for fiscal year 2024 and information regarding his compensation for the year is presented below in the “Summary Compensation Table.”
DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Michael C. Keller(3)	125,179	239,810	364,989
David Bauer(3)	70,220	239,810	310,030
Margaret Dillon(3)	72,301	239,810	312,111
Paul Lavin(3)	105,927	239,810	345,737
Catherine P. Lego(3)	79,986	239,810	319,796
Rajani Ramanathan(3)	79,780	239,810	319,590
Marcus Ryu(3)(4)	80,632	239,810	320,442
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted during fiscal year 2024, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Compensation--Stock Compensation (“FASB ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the non-employee directors during fiscal year 2024. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 of the consolidated financial statements in the 2024 Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(2)The amounts in this column reflect the grant date fair value of the annual RSU grants, which are higher than the target value due to the fact that the number of RSUs granted was calculated based upon the 10-trading day trailing average closing price ending two trading days prior to grant, rounded up to the nearest whole share.
(3)As of July 31, 2024, Messrs. Keller, Bauer, Lavin, and Ryu and Mses. Dillon, Lego and Ramanathan each held 2,280 unvested RSUs.
(4)On June 11, 2024, Mr. Ryu, a current director, notified us that he would not stand for re-election to our Board upon the completion of his current term, which expires at our 2024 annual meeting of stockholders. Mr. Ryu reconsidered this decision in August 2024 and expressed his willingness to continue his Board service. The Board declined.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to non-employee directors. Effective as of March 2021, we amended our stock ownership guidelines to require each non-employee director to own shares of our common stock equal to at least five times his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her initial election to our Board. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each non-employee director has met the stock ownership requirement: (i) shares owned directly by the non-employee director; (ii) shares “beneficially owned” by the non-employee director that are held in a grantor trust (or similar instrument) for the benefit of the non-employee director and/or his or her immediate family members, but only to the extent that the non-employee director has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether a non-employee director has met the stock ownership requirement. As of July 31, 2024, all of our non-employee directors who have served for three or more years have satisfied the ownership requirements.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, none of our executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Paul Lavin (Chair)
David Bauer
Michael C. Keller
Rajani Ramanathan

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for: (i) all individuals serving as our principal executive officer during the last completed fiscal year (Mr. Rosenbaum); (ii) all individuals serving as our principal financial officer during the last completed fiscal year (Mr. Cooper); (iii) the three most highly compensated executive officers (other than the individuals in (i) and (ii)) who were serving as our executive officers at the end of the last completed fiscal year (Messrs. King and Mullen only, as we did not have any other executive officers at the end of the last completed fiscal year); and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to (iii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (Ms. Hung). We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers” (“NEOs”).

Name	Positions Held with the Company

Mike Rosenbaum	Chief Executive Officer
John Mullen	President
Jeff Cooper	Chief Financial Officer
Winston King	Chief Administrative Officer, General Counsel, and Secretary
Priscilla Hung*	Former President and Chief Operating Officer
*Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor.
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our NEOs during fiscal year 2024.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we need to attract and retain a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers compensation and benefit packages that are fair and reasonable, are competitive within our market, are focused on long-term value creation, and reward the achievement of our strategic, financial, and operational objectives.
Accordingly, we have oriented our executive compensation program to observe the following basic principles and objectives:
•provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage our growth and lead us to the next stage of development;
•provide total compensation opportunities that are consistent with our business goals;
•provide cash compensation that is market-based and, in the case of cash-based incentives, establish a direct and meaningful link between business results, individual performance, and rewards;
•provide equity-based compensation that enables our executive officers to share in our financial results and that establish a clear alignment between their interests and the interests of our stockholders;
•provide a core level of welfare and other benefits; and
•maintain compensation policies and practices that reinforce a culture of ownership, excellence, and responsiveness.

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Table of Contents	Compensation Discussion and Analysis
Compensation Program Design
For fiscal year 2024, the compensation of our executive officers, including the NEOs, has consisted of base salary, a cash bonus opportunity, and equity compensation in the form of RSUs subject to performance-based vesting conditions tied to corporate financial and operational metrics (“Performance-Vesting RSUs”) and RSUs subject to time-based vesting conditions (“Time-Vesting RSUs”). Of these components, only base salary is fixed while the other components are variable based on the performance of both the Company and the individual executive officer, measured against specific objectives that are determined in advance.
The key component of our executive compensation program has been equity awards in the form of Performance-Vesting RSUs and Time-Vesting RSUs. We use equity-based awards as we deem appropriate to offer our employees, including our executive officers, long-term equity incentives that align their interests with the long-term interests of our stockholders.
We also have offered cash compensation in the form of base salaries, to reward individual contributions and compensate our executive officers for their day-to-day responsibilities, and annual cash bonuses, to drive and incentivize our executive officers to achieve our short-term strategic and operational objectives.
In addition to these elements of our executive compensation program, we also provide executive officers, including our NEOs, with certain other indirect benefits, including participation in certain post-employment compensation arrangements. For a description of these other features of our compensation program, please refer to the section below titled “Executive Compensation Program Elements-Welfare and Other Benefits” and “Executive Agreements and Termination of Employment Arrangements.”
We evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we review executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent, that we meet our retention objectives, and that our cost of replacement for a key employee is reasonable.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the NEOs. In addition, the Compensation Committee provides strategic direction to management regarding the overall corporate compensation philosophy. The Compensation Committee operates pursuant to a written charter that has been approved by our Board.
Typically, in the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers, decides whether to make any adjustments to their base salaries, designs an executive bonus plan, including the corporate performance measures and objectives to be used for purposes of determining their annual cash bonuses for the current fiscal year, and determines whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.
In determining executive compensation for fiscal year 2024, the Compensation Committee reviewed and considered various market data presented by Semler Brossy, as well as our overall financial plan. The Compensation Committee did not strictly set compensation at a specific level of pay. Other factors considered in setting our executive compensation include individual performance, role, and tenure. Accordingly, the comparative market data provided by Semler Brossy was one reference point and one factor, among others, in our compensation decision-making process.
The Compensation Committee has not delegated any of its authority with respect to executive compensation matters.
Role of Senior Management
Typically, the Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the other NEOs other than the CEO. In this regard, our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers.

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Table of Contents	Compensation Discussion and Analysis
While our CEO attends certain meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters. Decisions with respect to our CEO’s compensation are made by the Compensation Committee and our Board.
The Compensation Committee also works with our CFO, our Chief People Officer, and our Chief Administrative Officer and General Counsel in evaluating the financial, accounting, tax, and retention implications of our executive compensation plans and arrangements.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. For fiscal year 2024, the Compensation Committee engaged Semler Brossy to provide information, recommendations, and other advice relating to executive compensation.
During fiscal year 2024, Semler Brossy performed the following projects for the Compensation Committee:
•reviewed our general compensation principles for fiscal year 2024;
•prepared an assessment of non-employee director compensation;
•prepared an assessment of our executive officers’ total compensation, as well as each individual compensation component, including an analysis of cash compensation, equity compensation, and total direct compensation as compared to a composition of our peer group (as described below);
•prepared an analysis of competitive market compensation practices for certain executive positions and collaborated with the Compensation Committee to identify areas for improvement in light of evolving best practice;
•assisted with the design and oversight of the overall equity program and executive compensation, including setting grant levels and improving short- and long-term incentive programs for senior management and other levels of management;
•analyzed pay survey data; and
•provided advice regarding best practices and compensation trends, including proxy advisory firms’ evolving positions on executive pay.
Semler Brossy served at the discretion of the Compensation Committee. The Compensation Committee assessed the independence of Semler Brossy pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Company.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, including our NEOs, Aon, the Compensation Committee’s previous compensation advisor, prepared comparative market data on compensation practices and programs as well as guidance on industry best practices. For fiscal year 2024, the Compensation Committee, with guidance from its former, then-retained executive compensation advisor, Aon, and input from senior management, determined the composition of our peer group. The Compensation Committee reevaluates this group on an annual basis. The Compensation Committee determined that our peer group for determining the compensation of our NEOs in fiscal year 2024 in connection with our annual compensation review would consist of 17 publicly traded software companies in the San Francisco Bay Area and other technology “hubs” with revenue between $450 million and $2.5 billion, including high revenue growth companies, and market capitalization between $2 billion and $20 billion. Below is a list of the companies in our peer group for setting fiscal year 2024 compensation for our NEOs:

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Table of Contents	Compensation Discussion and Analysis
Fiscal Year 2024 Peer Group Companies

ANSYS, Inc.	HubSpot, Inc.	Qualys, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.	RingCentral, Inc.
BlackLine, Inc.	New Relic, Inc.	Splunk Inc.
Coupa Software Incorporated	Okta, Inc.	Tyler Technologies, Inc.
Dynatrace, Inc.	Paycom Software, Inc.	Veeva Systems, Inc.
Elastic N.V.	Paylocity Holding Corporation

The evaluation of the peer group generally occurs in March of each year. In March 2024, our Compensation Committee reassessed our peer group for use in setting our fiscal year 2025 executive compensation, and, with guidance from Semler Brossy and input from senior management, determined to base it on publicly traded software companies in the United States with revenue between $305 million and $2.75 billion, including high revenue growth companies, and market capitalization between $3 billion and $28 billion. Our Compensation Committee removed four companies from the fiscal year 2024 peer group listed above (Coupa Software Incorporated, New Relic, Inc., Tyler Technologies, Inc., and RingCentral, Inc.) and added three new companies (CCC Intelligent Solutions Inc., Five9, Inc., and AppFolio, Inc.) to better align the peer group with the Company’s current business.
Consideration of Say-On-Pay Advisory Vote
At our December 19, 2023 annual meeting, we held a non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), which received the support of approximately 98% of the votes cast. Our Board and Compensation Committee are encouraged by this level of stockholder support of our executive compensation program, and generally view this as an endorsement of our philosophy and how we have structured our compensation program. Given this level of stockholder support, the Compensation Committee concluded that our executive officer compensation program continues to align executive officer pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented executive officers. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation program as a result of the Say-on-Pay vote. In addition, consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our December 15, 2020 annual meeting, we intend to continue holding an annual Say-on-Pay vote.
We are committed to continuing our ongoing engagement with our stockholders on matters of executive compensation and corporate governance. As a result, we have continued to engage in a robust stockholder outreach program. In 2024, we reached out to our 20 largest institutional stockholders and key investors, with aggregate holdings of approximately 64% of our outstanding shares (as of June 30, 2024), to discuss our executive compensation and corporate governance programs and practices, and to solicit feedback and ensure that our Board and management have insight into the issues that are most important to our stockholders so that we can better understand our stockholders’ perspectives. While not all stockholders have accepted our invitation to engage as of October 18, 2024, we have held these calls with all invited stockholders who indicated an interest in participating in our annual stockholder outreach program. Our calls with stockholders were initiated by our Chief Administrative Officer and General Counsel and our Vice President of Investor Relations, and included the Chairs of our Compensation Committee and NCG Committee.
During these recent discussions, and among many viewpoints shared, our stockholders expressed certain concerns as set forth in the following table. In connection with the Compensation Committee’s regular annual review process, our Board, the Compensation Committee, and the NCG Committee will evaluate these concerns. While we have addressed many of the concerns raised by our stockholders in the outreach program over time, we are continually assessing potential actions based on the feedback received during these discussions.
The actions specifically taken by our Board, the Compensation Committee, and the NCG Committee in response to stockholder concerns, as well as actions we will consider taking, included the following:

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Table of Contents	Compensation Discussion and Analysis

What We Heard During Our 2024 Outreach	Actions Taken and Actions Under Consideration

Continued alignment between the Company’s performance and certain equity awards granted to the management team, particularly for long-term incentives
For fiscal year 2024, the Compensation Committee approved changes to our Performance-Vesting RSUs program, which it maintained for fiscal year 2025. Attainment of these awards is determined measuring a three-year average of annual measurements of ARR and non-GAAP operating income, which includes stock-based compensation expense. These awards will cliff vest at the end of the three-year performance period. The Compensation Committee implemented an additional additive performance-based modifier tied to these awards for our CEO and President which is based on the achievement of two conditions (i) at or above target performance for the FY24 and FY25 performance-based RSUs, and (ii) significant stock-price milestones, as described below, for FY24, in this proxy statement under “Performance-Vesting RSUs for Messrs. Rosenbaum and Mullen.” The modifier increases the upside leverage of the annual performance-based RSU program to 250%. We believe that these changes promote longer-term retention for our most senior leadership team and incentivize long-term value creation for the Company.

Balancing stockholder dilution with proper use of equity incentives for Company employees
In fiscal year 2024, we undertook a comprehensive review of our long-term incentive programs, to ensure equity awards were being granted to those employees for whom they provided the most appreciated incentives. As part of that program, we changed the way some long-term incentives were granted in the employee base, particularly emphasizing short-term cash remuneration over long-term incentives in our fiscal year 2025 compensation refresh cycle. We have additionally continued with our MyChoice LTI Plan, whereby employees in professional or managerial roles (excluding senior executives such as our NEOs) can choose to receive their annual refresh long-term incentive award entirely in the form of cash, entirely in form of RSUs, or in a mix of both (i.e., 50% in the form of RSUs and 50% in the form of cash). For fiscal years 2023 and 2024, cash elections under the MyChoice LTI Plan effectively reduced dilution by approximately 430,000 shares of our common stock.

We believe these changes and options ensure the vast majority of our employees are being compensated in a way that most aligns with their desires, while also protecting against unnecessary dilution. We would also like for all employees who value participating in the growth of our equity to be able to do so, and are asking shareholders to approve an ESPP program at the 2024 Annual Meeting. This program would enable the Company to offer a current market-competitive, broad-based stock purchase plan to eligible employees of the Company and its subsidiaries and affiliates on a global basis. If approved, the ESPP will allow continued ownership participation even for those who no longer receive equity grants.

We also previously undertook to address dilutions concerns with the approval of a share repurchase program. On September 22, 2022, our Board approved the program pursuant to which we may purchase up to $400 million of our outstanding shares of common stock. As of July 31, 2024, $138.2 million remained available for future share repurchases.

Continued commitment to robust corporate governance practices
We continue to reinforce our commitment to strong corporate governance through an engaged Board, which, as of the date of the proxy statement, consists of eight out of nine independent members, with the sole non-independent member being Mike Rosenbaum, our CEO. The roles of CEO and Chairman are separated, with Michael C. Keller serving as our independent Chairman following his appointment on March 14, 2024. This separation provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight. Our Board also conducts an annual self-evaluation of the Board and its committees to ensure ongoing effectiveness.

The Board and management are involved in regular, on-going succession planning for director and management positions, focusing on the skills and development needed to be effective in serving the Company in the respective roles. As part of that process, we welcomed Mark V. Anquillare to the Board effective September 23, 2024. Mr. Anquillare brings significant business management experience and a strong background in the insurance industry to our Board, having served as president, chief operating officer, and chief financial officer at Verisk Analytics.

As our stockholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, when needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

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Furthermore, since we value the opinions of our stockholders, our Board and the Compensation Committee will continue to consider the feedback received throughout the year, including when making compensation decisions for our executive officers in the future.
Executive Compensation Program Elements
The following describes each element of our executive compensation program, the rationale for each and how compensation amounts and awards are determined.
Base Salary
We provide our executive officers, including the NEOs, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data.
Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, her or his role and scope of responsibilities within our Company, her or his individual experience and skills, the executive officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, and the input of our CEO. No specific formula is applied to determine the weight of each criterion.
In September 2023, the Compensation Committee reviewed the base salaries of certain of our executive officers and management team, including the NEOs, and determined not to adjust the base salaries for our NEOs, with the exception of Winston King, our Chief Administrative Officer, General Counsel, and Secretary. The Compensation Committee approved an increase to Mr. King’s base salary to better align his compensation with market competitiveness. This adjustment reflects Mr. King’s strong performance during fiscal year 2023 in driving the Company’s strategic goals and delivering results. The decision not to adjust the base salaries of the other NEOs was based on the Compensation Committee’s assessment that their current compensation levels were appropriate for fiscal year 2024 and not on performance considerations.
Accordingly, the Compensation Committee approved the annual base salaries for fiscal year 2024 as follows:

Named Executive Officer	Fiscal Year 2023 Base Salary ($)	Fiscal Year 2024 Base Salary* ($)	Increase (%)

Mike Rosenbaum	750,000	750,000	—
John Mullen	500,000	500,000	—
Jeff Cooper	400,000	400,000	—
Winston King	390,000	397,500	2
Priscilla Hung**	425,000	425,000	—
*All fiscal year 2024 base salaries first became effective on November 1, 2023.
**Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor. Prior to her transition in role, Ms. Hung was on sabbatical at the time of the September 2023 Compensation Committee meeting and that sabbatical ended as of December 31, 2023. As Senior Advisor to the Company, Ms. Hung’s annual base salary continued to be $425,000 for the rest of fiscal year 2024.
Senior Executive Incentive Bonus Plan
Our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executives, including all the NEOs, as selected by the Compensation Committee. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee related to financial and operational metrics with respect to the Company and its subsidiaries (the “Performance Goals”).
Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each annual performance

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period by the Compensation Committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
Each executive officer participating in the Bonus Plan has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.
Target Bonus Opportunities
In September 2023, the Compensation Committee reviewed the target bonus opportunities of our executive officers and management team, including the applicable NEOs, in view of their performance during fiscal year 2023 and considered several factors, including our peer group’s short-term incentive bonus target opportunity for similarly situated executives, our Company’s overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for annual bonuses and the recommendations of our CEO (for NEOs other than himself).
As a result, our Compensation Committee did not change the target bonus opportunities for our NEOs for fiscal year 2024.

Named Executive Officer	Fiscal Year 2023 Target Bonus Opportunity (% of Base Salary)	Fiscal Year 2024 Target Bonus Opportunity (% of Base Salary)

Mike Rosenbaum	100	100
John Mullen	100	100
Jeff Cooper	75	75
Winston King	75	75
Priscilla Hung*	75	N/A
*Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor. Prior to her transition in role, Ms. Hung was on sabbatical at the time of the September 2023 Compensation Committee meeting and that sabbatical ended as of December 31, 2023. Accordingly, Ms. Hung was no longer eligible for a fiscal year 2024 bonus.

For our NEOs, 100% of such executive officer’s fiscal year 2024 bonus was based on our Company’s performance during fiscal year 2024 as measured against the corporate financial and operational metrics described below (the “Company Performance Factor”). The Compensation Committee determined this allocation to be appropriate because it linked each executive officer’s potential bonus opportunity to corporate performance, thereby motivating him or her to focus his or her efforts on successfully executing our annual operating plan. The formula for the bonus calculation was as follows:
Target Cash Bonus Opportunity X Company Performance Factor
Company Performance Factor
In fiscal year 2024, the bonuses of our executive officers, including the NEOs, who participated in our Bonus Plan were based on the performance of our Company during fiscal year 2024 as measured against the following pre-established corporate financial and operational metrics, which the Board deemed to be critical to enhancing stockholder value:
•Annual Recurring Revenue (ARR) on a constant currency basis (the goal of this metric is to maximize annual recurring revenue);

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•Adjusted Non-GAAP Operating Income (Loss) which excludes amortization of intangibles, acquisition consideration holdback, and bonus accrual in excess of 100% but does not exclude stock-based compensation expense (see Appendix A) (the goal of this metric is to achieve or exceed our operating income (loss) targets); and
•Strategic Scorecard Performance (the goal of this metric is to enhance efforts to achieve various strategic goals outlined in our annual fiscal year “VPMOM” initiative, an internal management by objective program (VPMOM)).
The Adjusted Non-GAAP Operating Income (Loss) metric is a non-GAAP financial measure. Specifically, the Adjusted Non-GAAP Operating Income (Loss) is derived from GAAP income (loss) from operations and excludes the amortization of intangibles, acquisition consideration holdback, and corporate bonus accrual exceeding 100% but does not exclude stock-based compensation expense. See Appendix A to this proxy statement for further details regarding the Adjusted Non-GAAP Operating Income (Loss) metric and the reconciliation of the metric to GAAP income (loss) from operations as reported for purposes of GAAP from the Company’s audited financial statements.
For fiscal year 2024, we broadened the scope and increased the weighting of the strategic metrics to include a scorecard of performance, reflecting the Company’s increased focus on strategic business goals as outlined in our VPMOM plan, continuing both the focus on customer satisfaction, sustainability and inclusion, as well as broadening consideration to other specific strategic objectives outlined in our internal annual plan.
The threshold, target, and maximum performance goals for each of these metrics were as follows in fiscal year 2024:

Metric(1)	Weighting	Payout % Range (Threshold/Maximum)	Threshold	Target (100%)	Maximum	Actual Performance

ARR(2)	48%	50% / 150%	$819M	$859M	$899M	$872M
Adjusted Non-GAAP Operating Income (Loss)	32%	50% / 150%	($100M)	($70M)	($40M)	($34M)
Strategic Scorecard Performance(3)	20%	50% / 150%	50%	100%	150%	90%
(1)Achievement was calculated on a straight-line basis from (i) the threshold to the target and (ii) from the target to the maximum. Achievement at the target was credited at 100%. Achievement below threshold results in 0% payout for the relevant metric under assessment while achievement at threshold results in 50% payout for the relevant metric under assessment. Further, payout is capped at 150%; however, payout above 150% is at the discretion of our Board.
(2)ARR is calculated on a constant currency basis per exchange rates at July 31, 2023.
(3)Strategic Scorecard Performance is assessed discretionally on overall performance toward Company strategic goals as outlined in our annual VPMOM plan including, but not limited to, NPS, subscription growth, subscription gross margin, and inclusion / sustainability goals. Overall target performance is paid at 100%, with a range of 0% below threshold performance, and 50% to 150% from threshold to maximum achievement.
Actual performance against these metrics were determined in the first quarter of fiscal year 2024 by the Compensation Committee.
Fiscal Year 2024 Bonus Decisions
After the conclusion of fiscal year 2024, the Compensation Committee evaluated our financial and operational performance for the fiscal year and determined that a Company Performance Factor of 122% was appropriate. Based on this determination, the Compensation Committee approved cash bonuses for the applicable NEOs as follows:

Named Executive Officer	Fiscal Year 2024 Target Bonus Opportunity (% of Base Salary)	Company Performance Factor (%)	Cash Bonus ($)

Mike Rosenbaum	100	122	915,000
John Mullen	100	122	610,000
Jeff Cooper	75	122	366,000
Winston King	75	122	363,700
Priscilla Hung*	N/A	122	—

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*Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor. Prior to her transition in role, Ms. Hung was on sabbatical at the time of the September 2023 Compensation Committee meeting and that sabbatical ended as of December 31, 2023. As noted previously, Ms. Hung was therefore not eligible for and did not receive a cash bonus for fiscal year 2024.
These bonuses to the NEOs for fiscal year 2024 were paid in fiscal year 2025, in accordance with normal Company practice.
Equity Compensation
We use equity awards to incentivize and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders.
Since fiscal year 2021, in consultation with our independent compensation consultants, we provide for only Performance-Vesting RSUs and Time-Vesting RSUs, with Performance-Vesting RSUs focusing mainly on ARR, as we determined that ARR was a key metric for the Company to align and drive performance, and, to a lesser extent in fiscal year 2024, operating profitability as measured by Adjusted Non-GAAP Operating Income (Loss). We believed that for fiscal year 2024, Performance-Vesting RSUs and Time-Vesting RSUs provided a strong retention incentive for our executive officers, provided rewards for growth in the market price of our common stock, and were less dilutive than stock options to our stockholders. Our equity award vehicles provide a strong incentive for our executive officers to remain employed with the Company as they require continued employment through the vesting period.
Time-Vesting RSUs
Time-Vesting RSUs generally vest quarterly over four years (except that for new hires, 25% of their Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter), subject to an equity award holder’s continued employment through each applicable vesting date.
Performance-Vesting RSUs
2024 Performance-Vesting RSUs
100% of the Performance-Vesting RSUs granted in fiscal year 2024 vest based on the satisfaction of both a three-year time condition and achievement of certain performance conditions. Assuming the applicable performance conditions are met, the Performance-Vesting RSUs vest on September 15, 2026, subject to continued employment through such date. Achievement of the performance condition is measured annually based on two metrics, ARR (weighted 60%) and Adjusted Non-GAAP Operating Income (Loss) (weighted 40%) (the achievement of such ARR and Adjusted Non-GAAP Operating Income (Loss) collectively, the “Performance Factor”), with final performance achievement averaged after three fiscal years (the “Final Performance Factor”). The total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor. For the ARR and Adjusted Non-GAAP Operating Income (Loss) targets: (i) for achievement at the threshold amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 50%; (ii) for achievement at the target amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 100%; and (iii) for achievement at or above the maximum amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 150%. Achievement is calculated on a straight-line basis from (A) the threshold to the target and (B) from the target to the maximum. If the thresholds are not attained, then none of the Performance-Vesting RSUs would be eligible to vest. In addition, if our actual performance amounts exceed the maximum amounts, then the number of Performance-Vesting RSUs eligible to vest would still be capped at 150% of target. For fiscal year 2024, the Company was determined to have achieved a fiscal year 2024 ARR amount in excess of the target amount, which resulted in 116.5% of achievement for such metric and a fiscal year 2024 Adjusted Non-GAAP Operating Income (Loss) in excess of the target amount, which resulted in 150% of achievement for such metric. The combined weighted fiscal year 2024 Performance Factor attainment was 129.9%. The applicable goals for the fiscal year 2024 Performance Factor for the Performance-Vesting RSUs were:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR*	60	819M	859M	899M	872M
Adjusted Non-GAAP Operating Income (Loss)**	40	(100)M	(70)M	(40)M	(34)M
*ARR is calculated on a constant currency basis per exchange rates at July 31, 2023.
**Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.

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The applicable goals for the fiscal year 2025 Performance Factor for the Performance-Vesting RSUs are:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR	60	950M	1,000M	1,050M	*
Adjusted Non-GAAP Operating Income (Loss)	40	(20)M	20M	60M	**
*TBD, measured at July 31, 2025, our fiscal year 2025 fiscal year end, on a constant currency basis per exchange rates at July 31, 2023. The Compensation Committee may in its discretion adjust ARR targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2025, our fiscal year 2025 fiscal year end. Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.
The applicable goals for the fiscal year 2026 Performance Factor for the Performance-Vesting RSUs are:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR	60	1,102M	1,161M	1,220M	*
Adjusted Non-GAAP Operating Income (Loss)	40	50M	100M	150M	**
*TBD, measured at July 31, 2026, our fiscal year 2026 fiscal year end, on a constant currency basis per exchange rates at July 31, 2023. The Compensation Committee may in its discretion adjust ARR targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2026, our fiscal year 2026 fiscal year end. Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.
For Messrs. Rosenbaum and Mullen, their Performance-Vesting RSUs contain an opportunity to vest in an additional 25% to 100% of their target number of Performance-Vesting RSUs, based on the Company’s achievement of significant stock-price milestones. This additive performance-based modifier for Mr. Rosenbaum’s and Mr. Mullen’s Performance-Vesting RSUs was designed to incentivize long-term value creation for the Company and to promote long-term retention for the executives.
For Mr. Rosenbaum’s and Mr. Mullen’s Performance-Vesting RSUs, if the Final Performance Factor is greater than 100%, then an additional percentage of their respective target number of Performance-Vesting RSUs (ranging from 25% to 100%) may be eligible to vest on September 15, 2026, subject to continued employment through such date, based on the Company’s compound annual growth rate (“CAGR”) from September 13, 2023 through September 13, 2026. The applicable CAGR milestones are:

	Modifier Percentage (%)	CAGR (%)	Target Share Price ($)

Threshold	25	+15	133.08
Target	50	+20	151.20
Maximum	100	+25	170.90
With respect to the CAGR milestones: (i) for achievement at the threshold amount, the additional number of Performance-Vesting RSUs eligible to vest would be 25% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 25%); (ii) for achievement at the target amount, the additional number of Performance-Vesting RSUs eligible to vest would be 50% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 50%); and (iii) for achievement at or above the maximum amount, the additional number of Performance-Vesting RSUs eligible to vest would be 100% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 100%). If the CAGR milestone is between threshold and target and between target and maximum, then the modifier percentage will be

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determined by using linear interpolation. In no event can the modifier percentage exceed 100% and in the event CAGR does not equal or exceed the threshold (i.e., +15%), then the modifier percentage will be 0%. If CAGR is negative, then the modifier percentage will be 0%.
2022 Performance-Vesting RSUs
In fiscal year 2022, we made a grant of Performance-Vesting RSUs ("FY 22 Performance-Vesting RSUs”). 50% of the FY 22 Performance-Vesting RSUs vest based on the satisfaction of both a three-year time condition and a three-year performance condition (the “Second Tranche FY 22 Performance-Vesting RSUs”). For the Second Tranche FY 22 Performance-Vesting RSUs, the performance condition was tied to the achievement of fiscal year 2024 ARR, measured on a constant currency basis using July 31, 2021 exchange rates. The three-year performance period for the Second Tranche FY 22 Performance-Vesting RSUs ended on July 31, 2024. The fiscal year 2024 ARR was achieved at $898 million and based on the applicable performance conditions below, the Second Tranche FY 22 Performance-Vesting RSUs were paid out at 99% of target.

	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR*	$800M	$900M	$1,000M	$898M
*ARR is calculated on a constant currency basis per exchange rates at July 31, 2021 excluding ARR from our HazardHub acquisition.

Named Executive Officer	% Achieved of Target	Performance Vesting RSUs Paid Out

Mike Rosenbaum	99%	17,443
John Mullen	—	—
Jeff Cooper	99%	7,675
Winston King	99%	4,652
Priscilla Hung	99%	9,303
Fiscal Year 2024 Equity Grants
Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards our Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions (based in part on information supplied by the Compensation Committee’s independent compensation consultant), and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
Additionally, the Compensation Committee has reviewed the equity holdings of our executive officers annually and granted equity awards in the form of Performance-Vesting RSUs and/or Time-Vesting RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.
For fiscal year 2024, the Compensation Committee did not apply a rigid formula in determining the size of the annual equity awards for the NEOs; however, in making its determination, the Compensation Committee took into account the 50th percentile of our peer group’s annual equity awards to similarly situated executives. In addition, the annual equity awards were split evenly between (i) Performance-Vesting RSUs (50%) and (ii) Time-Vesting RSUs (50%). The Compensation Committee did not strictly benchmark against our peer group, but used its discretion as appropriate, when determining the size of equity awards. In conducting this review and making award determinations in fiscal year 2024, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within the Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for equity compensation (supported in part by information supplied by the Compensation Committee’s independent compensation consultant), and, as applicable, the recommendations of our CEO. Based on these factors, in September 2023, the Compensation Committee approved the Performance-Vesting RSUs and Time-Vesting RSUs to our NEOs as shown in the table below.

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Named Executive Officer	Number of Time-Vesting RSUs	Target Number of Performance-Vesting RSUs	Grant Date Fair Value of RSUs ($)

Mike Rosenbaum	52,150	52,150	9,594,557
John Mullen	31,869	31,869	5,863,259
Jeff Cooper	27,813	27,813	5,117,036
Winston King	14,486	14,486	2,665,134
Priscilla Hung*	—	—	—
*Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor. Prior to her transition in role, Ms. Hung was on sabbatical at the time of the September 2023 Compensation Committee meeting and that sabbatical ended as of December 31, 2023. Accordingly, Ms. Hung did not receive an annual grant for fiscal year 2024.
Compensation Mix
In determining the amount of base salary, cash bonuses and equity compensation awarded to each NEO, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each NEO to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.
Welfare and Other Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including NEOs, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit and contribute to the plan. We provide a match for pre-tax contributions equal to fifty cents for every dollar contributed for the first 8% of cash compensation, up to a maximum of $5,000 per participant. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the NEOs, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage, as well as certain wellness benefits.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do not provide any tax gross-ups for perquisites.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Pension Benefits
We do not offer any defined benefit pension plans for our NEOs or other U.S.-based employees.
Non-qualified Deferred Compensation
We do not offer any non-qualified deferred compensation arrangements for our employees, including our NEOs.
Executive Agreements and Termination of Employment Arrangements
We entered into an amended and restated executive agreement with each of Ms. Hung, Mr. Cooper and Mr. King in January 2020, an agreement with Mr. Rosenbaum in August 2019 which was amended in November 2020, and an agreement with Mr. Mullen in February 2022, which was amended in September 2024 (collectively, the “Executive Agreements”). The terms of the

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Executive Agreements are substantially similar. These Executive Agreements provide for at-will employment. In addition, each agreement sets forth the terms and conditions of employment of each of the NEOs, including initial position, initial base salary, initial target annual bonus opportunity and standard employee benefit plan participation.
These Executive Agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within two months before or 12 months following a change in control of the Company.
For a summary of the material terms and conditions of the post-employment compensation terms applicable to our NEOs, see the section titled “Post-Employment Compensation” below.
Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause or in limited other analogous circumstances, and such protections are only provided upon the executive officer’s execution of an effective release of claims. In addition, we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty arises from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections during a change in control protection period, as mentioned above. We also provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims against us, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally. Further, we provide severance protections if an executive officer voluntarily terminates employment with us for good reason in connection with a change in control or in limited other analogous circumstances, subject to the executive officer’s execution of an effective release of claims against us, because we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause in those circumstances. We believe that the severance benefits provided to our executive officers under their Executive Agreements are appropriate in light of the severance protections available to similarly-situated executive officers at companies in our peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Effective as of December 31, 2023, Ms. Hung stepped down from her position as our President and Chief Operating Officer, but remains an employee with the Company in the role of Senior Advisor, pursuant to the same executive agreement she previously entered into, as mentioned above.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to senior executives, including our NEOs. Effective as of March 2021, we amended our stock ownership guidelines to require the CEO and each of the non-CEO executive officers who are subject to reporting obligations pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, to own shares of our common stock equal to at least four times and 1.5 times, respectively, his or her annual base salary, by the first July 31st that occurs following the three-year anniversary of his or her date of hire or promotion or, if later, by July 31, 2023. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each officer has met the stock ownership requirement: (i) shares owned directly by the officer; (ii) shares “beneficially owned” by the officer that are held in a grantor trust (or similar instrument) for the benefit of the officer and/or his or her immediate family members, but only to the extent that the officer has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether an officer has met the stock ownership requirement. As of July 31, 2024, all our NEOs who have been employed for three or more years have satisfied the ownership requirements.
Compensation Recovery Policy
In September 2019, we adopted a clawback policy, which was subsequently amended in December 2019 (the “Clawback Policy”), and superseded in September 2023 (as described below). The Clawback Policy provides that if our financial statements are materially restated, whether in part or in their entirety, due to misconduct by one or more covered individuals (i.e., (i) any Section 16 officers and (ii) certain of our C-level employees, senior vice presidents, and sales leadership as designated by the Clawback Policy or agreed upon by our CEO, CFO, and General Counsel), then our Board or Compensation Committee shall

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Table of Contents	Compensation Discussion and Analysis
have the discretion to recoup a portion of any performance-based compensation that has been paid or distributed to a covered individual during the clawback period (i.e., the three-year period preceding the publication of the restated financials), to the extent such compensation paid or distributed was in excess of what would have been paid under the restated financials. Our Board or the Compensation Committee, in its sole discretion, may also reduce the amount of future compensation, including, without limitation, any bonus or severance, or the future grant or vesting of any equity award, payable to any covered individual by an amount equal to such excess proceeds from performance-based compensation received by the covered individual during the clawback period. Additionally, for any covered individual who is terminated for “cause” (as defined in the Clawback Policy), if our Board determines based on relevant facts and circumstances that the conduct resulting in such for cause termination has caused material, demonstrable reputational harm to the Company, then the Company may require the covered individual to repay a portion of any performance-based compensation that has been paid or distributed to a covered individual during the “for cause clawback period” (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company). The policy is applicable to all cash and equity-based compensation predicated on the achievement of financial performance goals or financial metrics (excluding any such compensation based on Total Shareholder Return or similar stock price-based metrics).
In September 2023, the Board approved two new clawback policies, each effective October 2, 2023. The Compensation Recovery Policy (the “Required Clawback Policy”) complies with the SEC’s newly adopted clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event we are required to prepare a “financial restatement” (as defined in the Required Clawback Policy), we shall, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., “executive officers”, defined to include (i) the president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy making functions and (ii) who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation that shall be recovered under the Required Clawback Policy generally includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure.
The Supplemental Compensation Recovery Policy (the “Supplemental Clawback Policy”) amends and restates the Clawback Policy and provides for the discretionary recovery of “incentive based compensation” from certain “covered persons” (i.e., (i) “executive officers” and (ii) certain of our C-level employees, senior vice presidents, and sales leadership as designated by the Supplemental Clawback Policy (“senior officers”)) in addition to any recovery required under the Required Clawback Policy. Under the Supplemental Clawback Policy, “incentive based compensation” includes, similar to the Required Clawback Policy, any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and also includes other equity-based compensation such as stock options, restricted stock awards, restricted stock units, and stock appreciation rights. Additionally, for any “covered person” who is terminated for “cause” (as defined in the Supplemental Clawback Policy) or who resigns, but is later determined that he or she could have been terminated for cause, if our Board determines based on relevant facts and circumstances that the conduct resulting in such for cause termination (or conduct which could have resulted in such for cause termination) has caused material, demonstrable reputational harm to the Company, then the Board may require such “covered person” to repay a portion of any “incentive-based compensation” received by such “covered person” during the “for cause clawback period” (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company or until such time the “covered person” resigned from the Company, as applicable).
Under both the Required Clawback Policy and the Supplemental Clawback Policy, “incentive based compensation” received by a “covered person” prior to October 2, 2023 is subject to the Clawback Policy and “incentive based compensation” received by a “covered person” on or after October 2, 2023 is subject to the Required Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
In addition, our 2020 Stock Plan provides that all awards thereunder will be subject to the Company’s clawback policy in effect, from time to time.
Derivatives Trading and Hedging Policy
Our insider trading policy applies to all directors, officers including our NEOs, employees, and agents (such as consultants and independent contractors) of the Company. Under this policy all such persons are prohibited from engaging in transactions in publicly traded options and other derivative securities with respect to our securities, including any hedging or similar transactions.

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Anti-Pledging Policy
Under our insider trading policy, all of our directors, officers including our NEOs, employees, and agents (such as consultants and independent contractors) are prohibited from pledging our securities as collateral for loans.
Equity Award Grant Policy
In March 2021, we adopted an Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our common stock to our employees, including our executive officers, pursuant to any of our equity compensation plans. The policy was amended and restated in September 2023 and further amended and restated in June 2024. Pursuant to the policy (as amended and restated), all grants of equity awards must be approved in advance by our Board, the Compensation Committee or, subject to the delegation requirements in the policy, the Equity Grant Committee. The Equity Grant Committee is currently comprised of our CEO, CFO, and General Counsel. The equity award granting authority delegated to the Equity Grant Committee applies to non-executive employees and covers awards of RSUs within specific ranges set forth in the policy.
The Equity Award Grant Policy sets forth that equity awards are generally granted on the following regularly scheduled basis:
•Equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee will be on a quarterly basis and be effective on the date on which such award is approved by the Board, the Compensation Committee or the Equity Grant Committee.
•Equity awards granted to existing employees (other than in connection with a promotion) will generally be granted, if at all, on an annual basis effective on the date on which such award is approved by the Board, the Compensation Committee or the Equity Grant Committee.
Our Board and the Compensation Committee retain the discretion to grant equity awards at other times to the extent appropriate in light of the circumstances of such awards.
In addition, the policy sets forth the manner in which our equity awards will be priced. If an award of restricted stock or restricted stock units is denominated in dollars, the number of shares subject to the award will be determined by dividing the dollar value by the average closing market price on the NYSE of a share of our common stock over the ten trading days ending two trading days immediately preceding the effective date of grant, with such total number of shares rounded up to the nearest whole share. The exercise price of all stock options will be equal to the closing market price on the NYSE of a share of our common stock on the effective date of grant.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. In addition, under the Tax Act, once an executive becomes a "covered employee" under Section 162(m) of the Code, the individual will continue to be a “covered employee” as long as he or she remains employed by the company.
In approving the amount and form of compensation for our executive officers, the Compensation Committee is mindful of the benefit of receiving full deductibility of compensation; however, our Compensation Committee believes that we should not be constrained by the requirements of Section 162(m) of the Code, where such requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and attract and retain executive talent. Our Compensation Committee monitors the application of Section 162(m) of the Code, as well as developments under Section 162(m) of the Code, and balances the benefits of potentially paying compensation that is deductible under Section 162(m) with our need to have the flexibility to maintain compensation plans that are designed to promote our objectives.

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Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other stock-based award.

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Summary Compensation Table
The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the NEOs during our fiscal years 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Mike Rosenbaum Chief Executive Officer	2024	750,000	—	9,594,557	915,000	5,881	11,265,438
	2023	750,000	—	7,851,062	943,500	5,930	9,550,492
	2022	750,000	—	8,474,034	855,000	5,944	10,084,978
John Mullen President	2024	500,000	—	5,863,259	610,000	5,881	6,979,140
	2023	500,000	—	3,175,326	629,000	5,930	4,310,256
	2022	246,474	750,000	10,150,676	—	5,465	11,152,615
Jeff Cooper Chief Financial Officer	2024	400,000	—	5,117,036	366,000	5,707	5,888,743
	2023	400,000	—	3,628,981	377,400	5,748	4,412,129
	2022	397,833	—	3,720,580	329,084	5,752	4,453,249
Winston King Chief Administrative Officer, General Counsel, and Secretary	2024	397,500	—	2,665,134	363,700	5,699	3,432,033
	2023	390,000	—	1,814,491	367,965	5,729	2,578,185
	2022	383,333	—	2,254,904	311,065	5,713	2,955,015
Priscilla Hung Former President and Chief Operating Officer(3)	2024	425,000	—	—	—	5,750	430,750
	2023	425,000	—	3,628,981	400,988	5,793	4,460,762
	2022	421,667	—	4,509,808	360,518	5,792	5,297,785
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 of the consolidated financial statements in our 2024 Annual Report, regarding assumptions underlying valuation of equity awards for fiscal years 2024, 2023, and 2022. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table. The aggregate grant fair value of the Performance-Vesting RSUs granted in fiscal year 2024 (which represents 50% of the awards granted in fiscal year 2024) at the maximum level of achievement is as follows for Messrs. Rosenbaum, Cooper, Mullen, and King: $11,993,196, $3,837,777, $7,329,073, and $1,998,851, respectively.
(2)The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each NEO. Fiscal year 2024 amounts are comprised of $5,000 of 401(k) matching contributions for Messrs. Rosenbaum, Cooper, Mullen, and King, and Ms. Hung, and the following life insurance premiums for Messrs. Rosenbaum, Cooper, Mullen, and King, and Ms. Hung of $881, $707, $881, $699, and $750, respectively.
(3)Effective as of December 31, 2023, Ms. Hung ceased to serve as our President and Chief Operating Officer and transitioned to the position of a Senior Advisor. Prior to her transition in role, Ms. Hung was on sabbatical at the time of the September 2023 Compensation Committee meeting and that sabbatical ended as of December 31, 2023. In connection with this transition, Ms. Hung’s annual base salary for fiscal year 2024 remained $425,000, and Ms. Hung did not receive a cash bonus for fiscal year 2024.

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Grants of Plan-Based Awards
The following table presents information concerning grants of plan-based awards to each of the NEOs during fiscal year 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mike Rosenbaum
Annual Bonus Opportunity		375,000	750,000	1,125,000
Performance-Vesting RSUs(3)	9/13/2023				26,075	52,150	130,375		4,797,279
Time-Vesting RSUs(4)	9/13/2023							52,150	4,797,279
John Mullen
Annual Bonus Opportunity		250,000	500,000	750,000
Performance-Vesting RSUs(3)	9/13/2023				15,935	31,869	79,673		2,931,629
Time-Vesting RSUs(4)	9/13/2023							31,869	2.931,629
Jeff Cooper
Annual Bonus Opportunity		150,000	300,000	450,000
Performance-Vesting RSUs(3)	9/13/2023				13,907	27,813	41,720		2,558,518
Time-Vesting RSUs(4)	9/13/2023							27,813	2,558,518
Winston King
Annual Bonus Opportunity		149,063	298,125	447,188
Performance-Vesting RSUs(3)	9/13/2023				7,243	14,486	21,729		1,332,567
Time-Vesting RSUs(4)	9/13/2023							14,486	1,332,567
Priscilla Hung
Annual Bonus Opportunity		159,375	318,750	478,125

(1)The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the Bonus Plan. The target amounts are pre-established as a fixed dollar amount. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the Bonus Plan the maximum amount payable was equal to 150% of the target amount if all the performance criteria is above the maximum; however, payout above is at the discretion of our Board. If the threshold amount was achieved for each of the performance criteria, then 50% of the target amount was payable and, if the target amount was achieved for each of the performance criteria, then 100% of the target amount was payable. If achievement is less than the threshold amount for all the performance criteria, 0% was payable.
(2)Each grant was approved by our Compensation Committee on the grant date indicated.
(3)Performance-Vesting RSUs granted under our Stock Plan, as described under "Equity Compensation — Performance-Vesting RSUs" above. The aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.
(4)Time-Vesting RSUs granted under our Stock Plan generally vest quarterly over four years, subject to the executive officer's continued employment with the Company through each applicable vesting date.

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Outstanding Equity Awards at Fiscal 2024 Year End
The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2024. All outstanding equity awards were granted pursuant to our 2020 Stock Plan, adopted by our stockholders on December 15, 2020, as amended (“2020 Stock Plan”), or, for grants prior to January 2021, the 2011 Stock Plan. The outstanding and unvested shares that remain eligible to vest is subject to (i) each applicable NEO’s continued employment through the vesting period and (ii) certain acceleration provisions pursuant to the Executive Agreements entered in by each NEO.

						Stock Awards
		Option Awards				Time-Based		Performance-Based
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Mike Rosenbaum	9/10/2020 (2)	—	—	—	—	1,902	285,433	—	—
	9/15/2021 (2)	—	—	—	—	11,012	1,652,571	—	—
	9/15/2021 (3)	—	—	—	—	23,492	3,525,444	—	—
	9/15/2022 (2)	—	—	—	—	33,507	5,028,395	—	—
	9/15/2022 (4)	—	—	—	—	20,214	3,033,515	29,785	4,469,835
	9/13/2023 (2)	—	—	—	—	42,372	6,358,766	—	—
	9/13/2023 (5)(6)	—	—	—	—	—	—	52,150	7,826,151
John Mullen	3/15/2022 (7)	—	—	—	—	52,278	7,845,359	—	—
	9/15/2022 (2)	—	—	—	—	13,552	2,033,749	—	—
	9/15/2022 (4)	—	—	—	—	8,174	1,226,672	12,047	1,807,893
	9/13/2023 (2)	—	—	—	—	25,894	3,885,913	—	—
	9/13/2023 (5)(6)	—	—	—	—	—	—	31,869	4,782,581
Jeff Cooper	9/9/2020 (2)	—	—	—	—	313	46,972	—	—
	9/14/2021(2)	—	—	—	—	4,846	727,239	—	—
	9/14/2021 (3)	—	—	—	—	10,337	1,551,274	—	—
	9/15/2022 (2)	—	—	—	—	15,488	2,324,284	—	—
	9/15/2022 (4)	—	—	—	—	9,344	1,402,254	13,768	2,066,164
	9/13/2023 (2)	—	—	—	—	22,599	3,391,432	—	—
	9/13/2023 (6)	—	—	—	—	—	—	27,813	4,173,897

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Table of Contents	Outstanding Equity Awards at Fiscal 2024 Year End

						Stock Awards
		Option Awards				Time-Based		Performance-Based
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Winston King	9/4/2014 (8)	105	—	45.27	9/4/2024	—	—	—	—
	9/9/2020 (2)	—	—	—	—	563	84,489	—	—
	9/14/2021 (2)	—	—	—	—	2,937	440,756	—	—
	9/14/2021 (3)	—	—	—	—	6,265	940,189	—	—
	9/15/2022 (2)	—	—	—	—	7,744	1,162,142	—	—
	9/15/2022 (4)	—	—	—	—	4,671	700,977	6,884	1,033,082
	9/13/2023 (2)	—	—	—	—	11,770	1,766,324	—	—
	9/13/2023 (6)	—	—	—	—	—	—	14,486	2,173,914
Priscilla Hung	9/9/2020 (2)	—	—	—	—	938	140,766	—	—
	9/14/2021(2)	—	—	—	—	5,874	881,511	—	—
	9/14/2021 (3)	—	—	—	—	12,530	1,880,377	—	—
	9/15/2022 (2)	—	—	—	—	15,488	2,324,284	—	—
	9/15/2022 (4)	—	—	—	—	9,344	1,402,254	13,768	2,066,164

(1)The amounts shown are based on a price of $150.07 per share, which was the closing price of our common stock as reported on the NYSE on July 31, 2024.
(2)Time-Vesting RSUs vest in equal quarterly installments over four years, commencing on the grant date.
(3)Performance-Vesting RSUs vest over three years (33% of 50% of the shares vest after 1 year, then in equal annual installments over 2 years), commencing on September 15, 2021, assuming attainment of predefined financial results for fiscal year 2022, which were attained at 122%. The remaining 50% of the shares will vest in year 3 assuming attainment of predefined financial results for fiscal year 2024, which were attained at 99%.
(4)Performance-Vesting RSUs vest over three years (33% of 50% of the shares vest after 1 year, then in equal annual installments over 2 years), commencing on September 15, 2022, assuming attainment of predefined financial results for fiscal year 2023, which were attained at 101.8%. The remaining 50% of the shares will vest in year 3 assuming attainment of predefined financial results for fiscal year 2025.
(5)Messrs. Rosenbaum and Mullen were granted Performance-Vesting RSUs, which contained an opportunity to increase the number to awards available to vest on September 15, 2026 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones during the September 13, 2023 through September 13, 2026 performance period and an initial stock price of $87.50.
(6)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2023, assuming attainment of predefined financial results for fiscal years 2024 through 2026.
(7)Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of March 15, 2022, then in equal quarterly installments thereafter).
(8)The time-based vesting condition has been met and the option is fully vested and exercisable.

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Option Exercises and Stock Vested During Fiscal Year 2024
The following table presents certain information concerning the exercise of options by each of the NEOs during the fiscal year ended July 31, 2024, as well as information regarding stock awards that vested during the fiscal year.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mike Rosenbaum	—	—	86,985	8,714,986
John Mullen	—	—	45,957	4,971,887
Jeff Cooper	—	—	35,935	3,741,651
Winston King	42	1,670	21,981	2,210,481
Priscilla Hung	—	—	35,529	3,509,571

(1)The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the market price on the date of exercise to get the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.
(2)Represents shares of common stock released during fiscal year 2024.
(3)The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of common stock on the day prior to the vesting date.

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Post-Employment Compensation
Our executive officers, including the NEOs, have certain agreements or other arrangements with the Company providing for payments or benefits in the event of a termination of employment or in connection with a change in control. As of July 31, 2024, there are no other agreements with our executive officers for payments or benefits beyond those described.
Involuntary Termination of Employment
Pursuant to Executive Agreements entered into by each NEO, in the event that the employment of the NEOs is terminated without cause (as defined in the applicable Executive Agreements), and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to: (i) one times the executive officer's then current base salary (plus one times the executive officer's target annual bonus, for Mr. Rosenbaum only) and (ii) continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case, for 12 months. Pursuant to his Amended Executive Agreement, if Mr. Mullen’s employment terminates pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2026, then he is entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards.
Involuntary Termination of Employment in Connection with a Change in Control
Pursuant to the Executive Agreements entered into by each NEO, in the event that the employment of a NEO is terminated without cause or such executive resigns for good reason (as defined in the applicable Executive Agreements) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Rosenbaum, and one times in the case of the other NEOs, the sum of the executive officer's then current base salary and target bonus, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case for 18 months for Mr. Rosenbaum and 12 months for the other NEOs. In addition, the vesting of all then-outstanding stock options, RSUs and other stock-based awards held by the applicable NEO will immediately accelerate and become fully vested upon such termination.
The payments and benefits provided under the Executive Agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the NEOs in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
Performance-Vesting RSUs for Messrs. Rosenbaum and Mullen
Messrs. Rosenbaum and Mullen were each granted Performance-Vesting RSUs which contained an opportunity to increase the number of awards available to vest on September 15, 2026 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones based on a stock price of $87.50 during the September 13, 2023 through September 13, 2026 performance period (the “PSU Kicker”). The PSU Kicker was approved at a Compensation Committee meeting held on September 13, 2023, with the $87.50 stock price reflecting the average closing price of our common stock over 10-trading days ending on the trading day immediately prior to such date. With respect to the PSU Kicker, in the event that a sale event (as defined in the 2020 Stock Plan) occurs prior to September 13, 2026, the applicable performance period will be truncated to the closing date of such sale event (i.e., the new performance period will be from September 13, 2023 through the closing date of the sale event), and the number of additional Performance-Vesting RSUs that may vest pursuant to the PSU Kicker will be based on the achievement of the CAGR milestones during such new performance period. Such Performance-Vesting RSUs pursuant to the PSU Kicker will then vest subject to Mr. Rosenbaum’s and Mr. Mullen’s continued employment through September 15, 2026, as applicable. Notwithstanding the foregoing, if Mr. Rosenbuam or Mr. Mullen, as applicable, is terminated without cause or resigns for good reason in connection with or following such sale event transaction, then such Performance-Vesting RSUs pursuant to the PSU Kicker will accelerate in vesting in accordance with the terms of the applicable Executive Agreements, as described above; provided, that if the acquirer in the sale event does not agree to assume, continue or convert such Performance-Vesting RSUs in connection with the sale event, then such Performance-Vesting RSUs pursuant to the PSU Kicker will be deemed vested as of the date immediately prior to such sale event.

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Potential Payments Upon Termination or Change in Control
The table below reflects, as applicable, cash severance, equity acceleration, and continuation of health benefits payable to our NEOs in connection with (1) the termination of his or her employment relationship without cause not in connection with a change in control, (2) upon a change in control of our Company and no termination of employment (assuming that all equity awards will not be assumed or continued or substituted by the successor entity), and (3) upon an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) within the period commencing two months prior to and ending 12 months following a change in control (assuming that all equity awards will be assumed or continued or substituted by the successor entity), assuming for each of (1), (2), and (3) that the applicable triggering event(s) occurred on July 31, 2024. See section above titled “Post-Employment Compensation.”

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)		Change in Control, No Termination of Employment, and No Assumption ($)		Involuntary Termination in Connection with a Change in Control ($)

Mike Rosenbaum	Cash Severance	1,500,000	(1)	—		2,250,000	(2)
	Equity Acceleration	—		20,051,603	(3)	35,712,758	(8)
	Health Benefits	26,055	(4)	—		39,082	(5)
	Total	1,526,055		20,051,603		38,001,840
John Mullen	Cash Severance	500,000	(6)	—		1,000,000	(7)
	Equity Acceleration		(9)	14,991,693	(3)	23,638,576	(8)
	Health Benefits	26,055	(4)	—		26,055	(4)
	Total	526,055		14,991,693		24,664,631
Jeff Cooper	Cash Severance	400,000	(6)	—		700,000	(7)
	Equity Acceleration	—		9,516,989	(3)	15,757,050	(8)
	Health Benefits	18,829	(4)	—		18,829	(4)
	Total	418,829		9,516,989		16,475,879
Winston King	Cash Severance	400,000	(6)	—		700,000	(7)
	Equity Acceleration	—		5,139,597	(3)	8,346,593	(8)
	Health Benefits	25,783	(4)	—		25,783	(4)
	Total	425,783		5,139,597		9,072,376
Priscilla Hung	Cash Severance	425,000	(6)	—		425,000	(7)
	Equity Acceleration	—		6,718,484	(3)	8,784,648	(8)
	Health Benefits	18,494	(4)	—		18,494	(4)
	Total	443,494		6,718,484		9,228,142
(1)Represents 12 months’ continuation of Mr. Rosenbaum’s base salary and payment of one times his target annual bonus opportunity.
(2)Represents 1.5 times the sum of each of Mr. Rosenbaum’s base salary and target annual bonus opportunity.

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Table of Contents	Potential Payments Upon Termination or Change in Control
(3)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, 1/3rd of the first tranche FY 2022 performance-vesting RSUs at 122% attainment, the second tranche FY 2022 performance-vesting RSUs at 99% attainment, 2/3rds of the first tranche FY 2023 performance-vesting RSUs at 101.8% attainment, the second tranche FY 2023 performance-vesting RSUs at 0% attainment, and the FY 2024 performance-vesting RSUs at 0% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2024, which was $150.07.
(4)Represents 12 months of payment of COBRA premiums for the executive.
(5)Represents 18 months of payment of COBRA premiums for Mr. Rosenbaum.
(6)Represents 12 months' continuation of the executive’ base salary.
(7)Represents one times the sum of the executive’s base salary and target annual bonus opportunity.
(8)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, 1/3rd of the first tranche FY 2022 performance-vesting RSUs at 122% attainment, the second tranche FY 2022 performance-vesting RSUs at 99% attainment, 2/3rds of the first tranche FY 2023 performance-vesting RSUs at 101.8% attainment, the second tranche FY 2023 performance-vesting RSUs at 100% attainment, and the FY 2024 performance-vesting RSUs at 100% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2024, which was $150.07. In addition, for Messrs. Rosenbaum and Mullen, includes the acceleration of the PSU Kicker at 43% attainment.
(9)Pursuant to Mr. Mullen’s Amended Executive Agreement, which was entered into in September 2024, if Mr. Mullen’s employment is terminated pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2026, he will be entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards. The value of such acceleration of vesting, based on the closing price of our common stock as reported on the NYSE on July 31, 2024, which was $150.07, and Mr. Mullen's outstanding and unvested equity awards on July 31, 2024, is $10,790,933.

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CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
Although we are permitted by the SEC rules to use the same median employee that was identified for purposes of our fiscal year 2023 disclosure for the CEO Pay Ratio, we did not use such employee as we did not believe that such employee continued to be representative of the median. Instead, we re-identified our median employee using our employee population on July 31, 2024 (including all employees, whether employed on a full-time, part-time, seasonal, or temporary basis).
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by looking at all active employees as of July 31, 2024, and calculating each employee’s annual base pay, annual target cash incentive opportunity, and the grant date fair value for equity awards granted in fiscal year 2024. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Methodology and Pay Ratio
Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation as calculated using Summary Compensation Table requirements (excluding health and welfare benefits) was $174,364. Our CEO’s compensation as reported in the Summary Compensation Table (excluding health and welfare benefits) was $11,264,557. Therefore, our CEO Pay Ratio is approximately 65:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

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Pay Versus Performance
Pay Versus Performance Table
The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, for each of the last four completed fiscal years. Because of the emphasis our executive compensation program places on equity compensation, as discussed in “Compensation Discussion and Analysis,” there may be large increases or decreases in the calculation of “compensation actually paid” to our NEOs on a year-to-year basis due to fluctuation in our stock price. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our NEOs.

					Value of Initial Fixed $100 Investment Based on:(4)
Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Company Total Stockholder Return	Peer Group Total Stockholder Return(5)	Net Income (Loss) (in thousands)	Annual Recurring Revenue (in millions)(6)

2024	11,265,438	23,190,434	4,182,667	9,526,790	127.55	135.95	(4,700)	864
2023	9,550,492	11,214,092	3,940,333	4,859,553	72.09	123.74	(111,855)	761
2022	10,084,978	2,928,935	6,354,350	3,092,856	66.05	104.47	(180,431)	683
2021	8,234,834	7,315,842	3,007,199	2,810,775	97.91	147.98	(66,507)	575

(1)Our principal executive officer for all covered fiscal years was our CEO, Mr. Rosenbaum, and we have referred to him as our CEO throughout this disclosure.
(2)We have made adjustments to the Summary Compensation Table totals—as prescribed by Item 402(v) of Regulation S-K—to calculate the amounts disclosed above as “compensation actually paid.” These adjustments are disclosed in the tables following footnote (6) below under the caption, “Adjustments to Determine Compensation Actually Paid.” Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to: (i) for Time-Vesting RSUs, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for Performance-Vesting RSUs, the same valuation methodology as Time-Vesting RSUs in the immediately preceding clause, except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for RSUs subject to performance-based vesting conditions tied to total stockholder return as granted prior to fiscal year 2021 and during fiscal year 2024 (including PSU Kickers for Messrs. Rosenbaum and Mullen), as applicable, estimated fair values of such unvested awards using a Monte Carlo simulation model as of each relevant measurement date in fiscal years 2021 to 2024, as applicable. For additional information on the assumptions used to calculate the valuation of these awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 and prior fiscal years.
(3)Our non-CEO NEOs for the fiscal years ended July 31, 2021, July 31, 2022, July 31, 2023 and July 31, 2024 are set forth in the second summary table provided below under the caption, “Adjustments to Determine Compensation Actually Paid.”
(4)Assumes $100 invested on July 31, 2020 in stock or index, including reinvestment of dividends.
(5)Our peer group (the “Peer Group”) is comprised of the S&P Software & Services Select Industry Index, as disclosed in our annual report pursuant to Section 229.201(e)(1)(ii) of Regulation S-K.
(6)We selected Annual Recurring Revenue (on a constant currency basis) as the Company-Selected Measure given its inclusion in our quarterly earnings releases and as a financial target in our bonus program and certain equity awards for our management team.

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Table of Contents	Pay Versus Performance
Adjustments to Determine Compensation Actually Paid
Compensation actually paid to our CEO represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021	2022	2023	2024

Summary Compensation Table Total for CEO(1)	$8,234,834	$10,084,978	$9,550,492	$11,265,438
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(6,627,872)	$(8,474,034)	$(7,851,062)	$(9,594,557)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)	$6,480,263	$5,558,182	$9,157,761	$11,601,927
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)	$(1,071,147)	$(4,253,689)	$403,027	$7,682,497
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$656,767	$600,823	$795,456	$1,127,128
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(357,003)	$(587,325)	$(841,582)	$1,108,001
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$—	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—
Compensation Actually Paid	$7,315,842	$2,928,935	$11,214,092	$23,190,434
(1)We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our CEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
The average compensation actually paid to our non-CEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below), includes the individuals indicated in the table below for each fiscal year:

2021	2022	2023	2024

Jeff Cooper	John Mullen	John Mullen	John Mullen
Winston King	Jeff Cooper	Jeff Cooper	Jeff Cooper
Priscilla Hung	Winston King	Winston King	Winston King
Frank O’Dowd	Priscilla Hung	Priscilla Hung	Priscilla Hung
Frank O’Dowd

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Table of Contents	Pay Versus Performance
Average compensation actually paid to our non-CEO NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021	2022	2023	2024

Summary Compensation Table Total for non-CEO NEOs(1)	$3,007,199	$6,354,350	$3,940,333	$4,182,667
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(2,274,596)	$(5,568,306)	$(3,061,945)	$(3,411,357)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)	$2,167,180	$3,235,840	$3,571,601	$4,125,130
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)	$(228,438)	$(594,349)	$251,249	$3,659,623
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$219,589	$342,075	$310,205	$400,716
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(80,159)	$(104,446)	$(151,890)	$570,011
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$—	$(572,308)	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—
Compensation Actually Paid	$2,810,775	$3,092,856	$4,859,553	$9,526,790
(1)We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our non-CEO NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
Relationship Between Financial Performance Measures
As described above in the section titled “Compensation Discussion and Analysis,” the Company’s compensation program is designed to attract and retain high-performing talent in our industry, motivate our NEOs to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The Company uses several performance measures to align executive compensation with Company performance.The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total stockholder return and the Peer Group total stockholder return, (ii) our Annual Recurring Revenue, and (iii) our net income (loss), in each case, for the fiscal years ended July 31, 2021, July 31, 2022, July 31, 2023 and July 31, 2024.

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Table of Contents	Pay Versus Performance
Total stockholder return amounts reported in the graph below assume an initial fixed investment of $100 invested on July 31, 2020 in stock or index, including reinvestment of dividends.

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Table of Contents	Pay Versus Performance
Pay Versus Performance Measures
We believe the following performance measures represent the most important measures used by us to link compensation actually paid to the performance of our NEOs for the fiscal year ended July 31, 2024:
•Annual Recurring Revenue;
•Adjusted Non-GAAP Operating Income (Loss);
•Strategic Scorecard Performance; and
•Stock Price (for Messrs. Rosenbaum and Mullen)*.
*Stock price is a driver of CAGR for Messr. Rosenbaum’s and Mullen’s PSU Kickers.
For additional details regarding our important performance measures, please see the sections titled “Compensation Program Design” and “Executive Compensation Program Elements” in our Compensation Discussion and Analysis as set forth above in this Proxy Statement.

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Equity Compensation Plan Information
The following table provides information as of July 31, 2024 regarding shares of common stock that may be issued under the Company’s 2011 Stock Plan and 2020 Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders(1):	3,368,904	65.63(2)	5,450,102
Equity compensation plans not approved by security holders:	—	—	—
Total	3,368,904		5,450,102
(1)Includes the following plans: our 2011 Stock Plan and 2020 Stock Plan. The number under the 2020 Stock Plan will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Company common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise), under the 2020 Stock Plan and the 2011 Stock Plan will be added to the shares of stock available for issuance under the 2020 Stock Plan. The Company no longer makes grants under the 2011 Stock Plan. As of July 31, 2024, shares under the 2011 Stock Plan and 2020 Stock Plan are outstanding.
(2)Excludes 3,202,066 shares subject to RSUs outstanding as of July 31, 2024, as such shares have no exercise price.

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Ownership of Guidewire Software, Inc. Common Stock
The following table sets forth, as of October 21, 2024, the record date, the shares of our common stock beneficially owned by:
•Each person known by us to own beneficially more than 5% of our common stock;
•Each of our NEOs for fiscal year 2024;
•Each of our directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. We have deemed shares of our common stock subject to options and RSUs outstanding as of October 21, 2024 that were exercisable or issuable or will become exercisable or issuable within 60 days of October 21, 2024 to be outstanding and to be beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 83,519,129 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address(1)	Number of Shares of Common Stock (#)	Percent of Class (%)

5% Stockholders:
The Vanguard Group(2)	8,339,815	9.99
Baron Capital Group, Inc.(3)	6,361,042	7.62
BlackRock, Inc.(4)	5,913,506	7.08
Named Executive Officers and Directors:
Mike Rosenbaum(5)	184,889	*
John Mullen(6)	67,575	*
Jeff Cooper(7)	28,093	*
Winston King(8)	22,084	*
Priscilla Hung(9)	13,526	*
Michael C. Keller(10)	14,846	*
Mark V. Anquillare(11)	309	*
David Bauer(12)	6,692	*
Margaret Dillon(13)	13,986	*
Paul Lavin(14)	12,585	*
Catherine P. Lego(15)	13,986	*
Rajani Ramanathan(16)	8,650	*
Marcus S. Ryu(17)	10,555	*
All directors and executive officers as a group (13 persons)(18)	397,776	*
*Less than 1%.
(1)Unless noted otherwise in the footnotes, all addresses are c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403.

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(2)Based solely on information reported on a Schedule 13G amendment filed with the SEC on July 10, 2024, by The Vanguard Group (“Vanguard”), consists of 8,339,815 shares beneficially held by Vanguard, 31,518 shares for which Vanguard possesses shared voting power, 8,216,917 shares for which Vanguard possesses sole dispositive power and 122,898 shares for which Vanguard possesses shared dispositive power. The principal business address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(3)Based solely on information reported on a Schedule 13G amendment filed with the SEC on February 14, 2024 by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron, consists of 6,361,042 shares beneficially held by BCG, 6,269,042 shares for which BCG possesses shared voting power and 6,361,042 shares for which BCG possesses shared dispositive power. BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(4)Based solely on information reported on a Schedule 13G amendment filed with the SEC on October 22, 2024, with the date of event being September 30, 2024, by BlackRock, Inc. (“BlackRock”), consists of 5,913,506 shares beneficially held by BlackRock, no shares for which BlackRock possesses sole voting power and 5,913,506 shares for which BlackRock possesses sole dispositive power. The principal business address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(5)Includes 11,467 RSU shares that will be vested and released within 60 days of the record date.
(6)Includes 15,842 RSU shares that will be vested and released within 60 days of the record date.
(7)Includes 5,464 RSU shares that will be vested and released within 60 days of the record date.
(8)Includes 2,913 RSU shares that will be vested and released within 60 days of the record date.
(9)Includes 2,895 RSU shares that will be vested and released within 60 days of the record date.
(10)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(11)Includes 309 RSU shares that will be vested and released within 60 days of the record date.
(12)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(13)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(14)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(15)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(16)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(17)Includes 2,280 RSU shares that will be vested and released within 60 days of the record date.
(18)Includes 54,850 RSU shares that will be vested and released to such directors and executive officers within 60 days of the record date.

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Certain Relationships and Related Party Transactions
Transactions with Our Executive Officers and Directors
Stock Option and RSU Awards
The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in the sections titled “Information Regarding Compensation of Directors and Executive Officers” and “Compensation Discussion and Analysis.”
Employment Agreements
We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described above in the section titled “Compensation Discussion and Analysis-Executive Agreements and Termination of Employment Arrangements.”
The Company participated in one transaction (including employment and compensation associated therewith) since the beginning of fiscal year 2024 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000. Annie Lavin, the daughter of Paul Lavin, our independent director, is employed by us as a Director, Product Operations in the Product Strategy Operations Department. In fiscal year 2024, the aggregate compensation paid to Ms. Lavin, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any health and other benefits contributed to or paid for by us, was less than $250,000. Ms. Lavin’s aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions.
Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•Any breach of the director's or officer’s duty of loyalty to us or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•Any transaction from which the director or officer derived an improper personal benefit.
Each of our amended and restated certificate of incorporation and amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. However, our amended and restated bylaws provide that no indemnification shall be made when such director or officer shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery (or the court in which such action or suit was brought) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Further, our amended and restated bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

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Table of Contents	Certain Relationships and Related Party Transactions
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us that must be reported under applicable rules of the SEC without the prior consent of our Audit Committee or other independent members of our Board in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers, and certain employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available to and deemed relevant by the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

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Additional Information
Other Matters
We know of no other matters to be submitted at the 2024 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
MIKE ROSENBAUM
Chief Executive Officer
Dated: November 1, 2024

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Appendix A
Non-GAAP Financial Measures Information
Set forth below in this Appendix A is important information about the Adjusted Non-GAAP Operating Income (Loss) metric used for compensation purposes and discussed in this proxy statement.
Adjusted Non-GAAP Operating Income (Loss)
As discussed in this proxy statement, annual bonuses paid to our executive officers under our Bonus Plan are partially conditioned upon the achievement of specified levels of Adjusted Non-GAAP Operating Income (Loss). We believe that the Adjusted Non-GAAP Operating Income (Loss) financial measure provides useful information to management and investors regarding the results of our operations. We also believe that this Adjusted Non-GAAP Operating Income (Loss) metric provides an additional tool for investors to use in evaluating ongoing operating results and trends. The principal limitation of Adjusted Non-GAAP Operating Income (Loss) is that it excludes significant expenses that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which expenses are excluded or included in determining Adjusted Non-GAAP Operating Income (Loss). This non-GAAP metric used for compensation purposes utilizes different reconciling items than a similarly titled non-GAAP metric (“Non-GAAP Income (Loss) from Operations”) that we report in our quarterly and annual earnings releases.
Adjusted Non-GAAP Operating Income (Loss) was calculated as income (loss) from operations under GAAP exclusive of:
•Amortization of acquired intangibles;
•Acquisition consideration holdback; and
•Corporate bonus accrual exceeding 100%.
GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP Income (Loss) from Operations to Adjusted Non-GAAP Operating Income (Loss)
(unaudited, in thousands)
The following table reconciles the specific items excluded from GAAP income (loss) from operations in the calculation of Adjusted Non-GAAP Operating Income (Loss) for the fiscal year ended July 31, 2024 (in thousands):

Adjusted Non-GAAP Operating Income (Loss) reconciliation:	Fiscal Year Ended July 31, 2024

GAAP income (loss) from operations	($52,573)
Non-GAAP adjustments:
Amortization of intangibles	$5,468
Acquisition consideration holdback	$143
Corporate bonus accrual exceeding 100%	$12,870
Adjusted Non-GAAP Operating Income (Loss)	($34,092)

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Appendix B
GUIDEWIRE SOFTWARE, INC. 2024 EMPLOYEE STOCK PURCHASE PLAN
(Adopted by the Board of Directors on September 12, 2024, subject to approval by the Company’s Stockholders on December 17, 2024)
1.Purpose. The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Companies with an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends for the 423 Component to qualify as an Employee Stock Purchase Plan but makes no undertaking or representation to maintain the qualification of the Plan as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(b)“Administrator” means the Committee or, subject to Applicable Laws, a subcommittee of the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan pursuant to Section 13.
(c)“Affiliate” means any entity, other than a Subsidiary, whether now or subsequently established, controlled by, controlling or under common control with, the Company.
(d)“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(e)“Applicable Laws” means the Code and any applicable U.S. and non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
(f)“Board” means the Board of Directors of the Company.
(g)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion or exchange of any convertible or exchangeable securities of the Company will not be treated as a Capitalization Adjustment.
(h)“Change in Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Common Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the

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Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the U.S. Treasury Regulations thereunder and other relevant interpretive guidance issued by the U.S. Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(j)“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and any properly delegated subcommittee thereof appointed in accordance with Section 13 hereof.
(k)“Common Stock” means common stock, par value US$0.0001 per share, of the Company.
(l)“Company” means Guidewire Software, Inc., a Delaware corporation, or any successor thereto.
(m)“Compensation” means an Eligible Employee’s regular cash compensation, consisting of base salary or base wage rate, including (as applicable) shift differentials, overtime pay and the value of amounts elected to be deferred by an Eligible Employee under any 401(k) plan or other deferred compensation program or arrangement established by the Company, a Subsidiary or an Affiliate, but excluding all of the following: commissions, bonuses, and all other cash remuneration paid directly to the Eligible Employee, including, without limitation, profit sharing contributions, the cost of employee benefits paid for by the Company, a Subsidiary or an Affiliate, education or tuition reimbursements, imputed income (whether or not arising under any Company, Subsidiary or Affiliate group insurance or benefit program), short-term and long-term disability payments, traveling expenses, business expense reimbursements, moving expense reimbursements, housing, living, vacation and position allowances, income received, reported or otherwise recognized in connection with stock options and other equity awards, contributions made by the Company, a Subsidiary or an Affiliate under any employee benefit or pension plan and other similar items of compensation. In advance of any Offering, the Administrator, in its discretion, may establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.
(n)“Contributions” means the payroll deductions, other contributions permitted by the Administrator and made by Participants in case payroll deductions are not permissible or are problematic under Applicable Laws, and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions or other contributions.
(o)“Designated 423 Company” means any Subsidiary selected by the Administrator to participate in the 423 Component.
(p)“Designated Company” means any Designated Non-423 Company or Designated 423 Company; provided, however, that at any given time a Subsidiary participating in the 423 Component shall not be a Subsidiary participating in the Non-423 Component. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.
(q)“Designated Non-423 Company” means any Subsidiary or Affiliate selected by the Administrator to participate in the Non-423 Component.
(r)“Director” means a member of the Board.
(s)“Effective Date” means the date the Plan is adopted by the Board, subject to approval of the Company’s stockholders.

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Table of Contents	Appendix B
(t)“Eligible Employee” means any individual who is treated as an employee in the records of the Company or a Designated Company; provided, however, that the Administrator retains the discretion to determine which Eligible Employees may participate in an Offering (for the 423 Component, pursuant to and consistent with U.S. Treasury Regulation Section 1.423-2(e) and (f)). For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or a Designated Company approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by contract or Applicable Laws, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. Without limiting the foregoing, the Administrator may, in its discretion and from time to time, determine in advance of an Offering that the definition of Eligible Employee will not include an individual if they: (i) are not employed by the Company or a Designated Company on the first day of the month preceding the month during which the Offering Date occurs (or by such other date as may be determined by the Administrator in its discretion), (ii) customarily work twenty (20) hours or less per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily work five (5) months or less per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) are an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, or (v) do not meet any other eligibility requirements that the Administrator may choose to impose in its sole discretion from time to time (subject to Applicable Laws and, for the 423 Component, subject to the requirements of Section 423 of the Code). Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii) and Section 1.423-2(f). Such exclusions may be applied with respect to an Offering under the Non-423 Component if permitted under Applicable Laws and without regard to the limitations of U.S. Treasury Regulation Section 1.423-2. For purposes of clarity, the term “Eligible Employee” shall not include any individual performing services for the Company or a Designated Company under an independent contractor or consulting agreement, a purchase order, a supplier agreement, or any other agreement that the Company or a Designated Company entered into for services, regardless of any subsequent reclassification of that individual by any Governmental Body as an employee of the Company or a Designated Company.
(u)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(v)“Enrollment Date” means the end of the applicable enrollment period, as determined by the Administrator in advance of any Offering Period.
(w)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(x)“Exercise Date” means the last Trading Day of the Purchase Period on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with an Offering. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 17 hereof, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without Purchase Rights being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(y)“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(i)The Fair Market Value will be the closing sales price for Common Stock on the relevant date, as quoted on the Applicable Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or
(ii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of withholding or reporting of Tax-Related Items may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

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Table of Contents	Appendix B
(z)“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. or non-U.S. federal, state, local, municipal or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the NYSE Stock Market and the Financial Industry Regulatory Authority).
(aa)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(ab)“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(ac)“Offering” means an offer under the Plan of Purchase Rights that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Companies will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.
(ad)“Offering Date” means the first day of an Offering Period on which Purchase Rights are granted to Participants.
(ae)“Offering Period” means a six-month period beginning on January 6 or July 6 of each calendar year during which Purchase Rights shall be granted to Participants. The Administrator, in its discretion, from time to time may, in advance of an Offering, determine a different duration and/or timing for an Offering Period, which may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.
(af)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ag)“Participant” means an Eligible Employee who has elected to participate in the Plan and now holds an outstanding Purchase Right.
(ah)“Plan” means this Guidewire Software, Inc., Inc. 2024 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.
(ai)“Purchase Period” means one or more periods within an Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.
(aj)“Purchase Price” means the purchase price of a share of Common Stock hereunder as provided in Section 7(a) hereof.
(ak)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(al)“Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.
(am)“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(an)“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.
(ao)“Trading Day” means a day that the Applicable Exchange is open for trading.

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Table of Contents	Appendix B
(ap)“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.Eligibility.
(a)Generally. Any Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan during such Offering Period, subject to the restrictions of Sections 3(b) and (c) hereof, and, for the 423 Component, the limitations imposed by Section 423(b) of the Code.
(b)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under Applicable Laws or if complying with Applicable Laws would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted a Purchase Right under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all Employee Stock Purchase Plans of the Company or any Parent or Subsidiary accrues at a rate, which exceeds twenty-five thousand dollars (US$25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time, as determined in accordance with Section 423 of the Code and U.S. Treasury Regulations.
4.Grant of Purchase Rights; Offering.
(a)The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Eligible Employees granted Purchase Rights will have the same rights and privileges. The first Offering Period under the Plan will begin on July 6, 2025 and end on January 5, 2026. Unless otherwise determined by the Administrator in its discretion, all subsequent Offerings will begin every July 6 and January 6, respectively and end on January 5 and July 5, respectively. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless they otherwise indicate in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower Purchase Price (or an earlier-granted Purchase Right, if different Purchase Rights have identical Purchase Prices) will be exercised to the fullest possible extent before a Purchase Right with a higher Purchase Price (or a later-granted Purchase Right if different Purchase Rights have identical Purchase Prices) will be exercised.
(c)If an Offering Period consists of more than one Purchase Period, the Administrator may determine, in advance of an Offering, that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering Period is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on that first Trading Day. For the avoidance of doubt, the foregoing will be irrelevant if the Offering Period consists of only one Purchase Period.
5.Participation. During such period determined by the Administrator prior to an applicable Enrollment Date, an Eligible Employee may elect to participate in the Plan by submitting to the Company or a Company Designee a properly completed subscription agreement or by following an electronic or other enrollment procedure determined by the Administrator, in each case authorizing payroll deductions as the means of making Contributions (the “Enrollment Election”). If payroll deductions

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Table of Contents	Appendix B
are not permissible or problematic under Applicable Laws or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant, if permitted by the Administrator and only on terms to be determined by the Administrator, may make Contributions through the payment by cash, check or wire transfer prior to an Exercise Date.
6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5 hereof, they will elect to have Contributions made on each pay day during the Offering Period or during such other period as determined by the Administrator. The Enrollment Election will specify the amount of Contributions as a (whole) percentage from 1% to 15% of the Participant’s Compensation, or such other amount determined by the Administrator in advance of an Offering. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Laws require that Contributions be held separately or deposited with a third party. A Participant’s Enrollment Election will remain in effect for successive Offering Periods unless modified in accordance with this Section 6 or unless terminated as provided in Sections 9 or 10 hereof.
(b)Unless otherwise determined by the Administrator in advance of an Offering:
(i)During any Offering Period, a Participant may not increase the rate of his or her Contributions.
(ii)During any Offering Period, a Participant may decrease the rate of his or her Contributions once, including decreasing the rate of his or her Contributions to zero percent (0%). Any such decrease or suspension shall be effective as soon as practicable after the Company’s receipt of the new Enrollment Election. In the event that a Participant suspends his or her Contributions (by decreasing the rate of his or her Contributions to zero percent (0%)), such Participant’s Contributions prior to the suspension shall remain in his or her account and shall be applied to the purchase of shares of Common Stock on the next occurring Exercise Date and shall not be paid to such Participant unless his or her participation in the Plan terminates pursuant to Sections 9 or 10 hereof.
(iii)During such period determined by the Administrator prior to an applicable Enrollment Date, a Participant may increase or decrease the rate of his or her Contributions to become effective as of the beginning of the respective Offering Period, subject to the limitations of the Plan and applicable Offering.
(iv)Any increase or decrease in a Participant’s rate of Contributions requires the Participant to submit a new Enrollment Election on or before a date determined by the Administrator. If a Participant has not followed the prescribed procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the then current Offering Period and future Offering Periods (unless the Participant’s participation in the Plan is terminated as pursuant to Sections 9 or 10 hereof).
(c)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participant’s Contributions may be decreased by the Administrator to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate last elected by the Participant prior to such suspension effective as of the beginning of the first Purchase Period scheduled to end in the calendar year immediately following the calendar year in which such suspension occurred (unless the Participant’s participation in the Plan is terminated pursuant to Sections 9 or 10 hereof). Further, a Participant’s Contributions may be decreased by the Administrator to zero percent (0%) if a Participant has reached other Contribution limits imposed under Section 6(a) hereof.
7.Exercise of Purchase Right.
(a)The Purchase Price shall equal eighty-five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Offering Date or (b) the applicable Exercise Date, rounded up to the nearest cent, or such other price designated by the Administrator in advance of an Offering.
(b)Unless a Participant withdraws from the Plan as provided in Section 9 or the Participant’s participation in the Plan terminates pursuant to Section 10, his or her Purchase Right for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of shares of Common Stock subject to the Purchase Right will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided, however, that in no event shall a Participant be permitted to purchase on each Exercise Date more than 1,000 shares of Common Stock (subject to any adjustment pursuant to Section 16(a) hereof). The Administrator may,

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Table of Contents	Appendix B
for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase on any Exercise Date. Unless otherwise determined by the Administrator, (i) no fractional shares of Common Stock will be purchased and (ii) any amount remaining in a Participant’s account after the Exercise Date that is not applied to the purchase of shares of Common Stock shall be promptly refunded without interest (unless required by Applicable Law). During a Participant’s lifetime, a Participant’s Purchase Right hereunder is exercisable only by them.
(c)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised may exceed the number of shares of Common Stock that are available for sale under the Plan, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Exercise Date. The Company may make a pro rata allocation of the shares of Common Stock pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Exercise Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded and shares shall be rounded down to the next whole share of Common Stock.
8.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her Purchase Right in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares of Common Stock have been purchased and delivered to the Participant as provided in this Section 8.
9.Withdrawal.
(a)A Participant may elect to withdraw from participation in the Plan by submitting to the Company or a Company Designee a written or electronic notice of withdrawal in the form determined by the Administrator for such purpose (the “Withdrawal Notice”). The Withdrawal Notice may be submitted up to ten (10) calendar days prior to an Exercise Date to take effect for the respective Purchase Period, or by such date as may be determined by the Administrator in advance of an Offering. If the Participant has properly withdrawn from the Plan, all of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws) after receipt of the Withdrawal Notice and such Participant’s Purchase Right for the respective Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period.
(b)A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in future Offering Periods, provided the Participant enrolls in the Plan in accordance with the provisions of Section 5 hereof.
10.Termination and Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, they will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws), and such Participant’s Purchase Right will be automatically terminated. A Participant who transfers employment between the Company and a Designated Company or between Designated Companies during an Offering Period will be treated as terminated under the Plan as of the date of transfer, notwithstanding that the Participant may otherwise continue to qualify as an Eligible Employee, and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws), and such Participant’s Purchase Right will be automatically terminated. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment during an Offering Period, consistent with the applicable requirements of Section 423 of the Code.
11.Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by Applicable Laws, will apply to all Participants in the

Guidewire Software, Inc.	B-7	2024 Proxy Statement

Table of Contents	Appendix B
relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
12.Stock.
(a)Subject to adjustment upon a Capitalization Adjustment as provided in Section 16(a) hereof, 3,000,000 shares of Common Stock may be sold pursuant to the Plan. Such shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased in the open market. For avoidance of doubt, up to the maximum number of shares reserved under this Section 12 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of shares under the Non-423 Component.
(b)If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.
13.Administration.
(a)Committee as Administrator. The Plan shall be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Laws, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Laws, no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.
(b)Powers of the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are non-U.S. nationals or employed outside the U.S., the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plan or appendix, the provisions of this Plan will govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
(c)Binding Authority. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any Enrollment Election or other instrument or agreement relating to the Plan shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.
(d)Delegation of Authority. To the extent not prohibited by Applicable Laws, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Administrator” hereunder, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For

Guidewire Software, Inc.	B-8	2024 Proxy Statement

Table of Contents	Appendix B
purposes of the Plan, reference to the Administrator shall be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 13(d)).
14.Transferability. Neither Contributions credited to a Participant’s account nor any Purchase Rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9 hereof.
15.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party; provided, however, that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
16.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. In the event of a Capitalization Adjustment, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised, and any limitations related to shares of Common Stock imposed under the Plan.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right will be exercised automatically on the New Exercise Date (unless the Participant’s participation in the Plan is terminated pursuant to Sections 9 or 10 hereof).
(c)Change in Control. In the event of a Change in Control, each outstanding Purchase Right will be assumed or an equivalent Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Change in Control does not include or result in a successor corporation or the successor corporation refuses to assume or substitute for any Purchase Right, the Offering Period with respect to which such Purchase Right relates will be shortened by setting a New Exercise Date on which such Offering Period will end, unless provided otherwise by the Administrator. The New Exercise Date will occur before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right will be exercised automatically on the New Exercise Date (unless the Participant’s participation in the Plan is terminated pursuant to Sections 9 or 10 hereof).
17.Amendment or Termination. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. Unless the Administrator terminates the Plan earlier, the Plan will remain in effect until all shares of Common Stock subject to it will have been distributed pursuant to the Plan. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to expiration, all Contributions then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest, except as otherwise required under Applicable Laws) as soon as administratively practicable.
18.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
19.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to any Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares of Common Stock

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Table of Contents	Appendix B
pursuant thereto will comply with Applicable Laws, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Applicable Exchange, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a Purchase Right, the Company may require the Participant exercising such Purchase Right to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any Applicable Laws, and to make any representation or warranty with respect thereto as may be requested by the Company
20.Section 409A. The 423 Component is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no obligation to reimburse, indemnify, or hold harmless a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A.
21.Tax Qualification; Tax Withholding.
(a)Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.
(b)Each Participant will make arrangements, satisfactory to the Company and any applicable Subsidiary or Affiliate, to enable the Company, the Subsidiary or the Affiliate to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Laws, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company, a Subsidiary or an Affiliate; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Administrator. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
22.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the Effective Date. Such stockholder approval and stockholder approval for any amendments to the Plan will be obtained in the manner and to the degree required under Applicable Laws.
23.Governing Law. The Plan and all actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
24.No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or any Subsidiary or Affiliate. Furthermore, the Company or a Subsidiary or Affiliate, as applicable, may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
25.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
26.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

Guidewire Software, Inc.	B-10	2024 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
970 PARK PL, SUITE 200
SAN MATEO, CA 94403 USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/GWRE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you have not voted via the internet or telephone, mark, sign, and date your proxy card below and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58119-P19168 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDEWIRE SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Michael C. Keller	☐	☐	☐
1b. Mike Rosenbaum	☐	☐	☐
1c. Mark V. Anquillare	☐	☐	☐
1d. David S. Bauer	☐	☐	☐
1e. Margaret Dillon	☐	☐	☐
1f. Paul Lavin	☐	☐	☐
1g. Catherine P. Lego	☐	☐	☐
1h. Rajani Ramanathan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2025.	☐	☐	☐
3. To conduct a non-binding, advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. To approve the Guidewire Software, Inc. 2024 Employee Stock Purchase Plan.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal 1, and FOR proposals 2, 3, and 4.** If any other matters properly come before the meeting or any and all postponements, continuations, or adjournments thereof, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please add your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K of Guidewire Software, Inc. are available at www.proxyvote.com.

V58120-P19168

Proxy - GUIDEWIRE SOFTWARE, INC.

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Mike Rosenbaum, Jeff Cooper, and Winston King (the "Proxies"), or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held virtually at www.virtualshareholdermeeting.com/GWRE2024 on December 17, 2024 at 1:30 p.m. Pacific Time or at any postponement, continuation, or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement, continuation, or adjournment thereof.

Continued and to be signed on reverse side